Exhibit 10.6

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RESEARCH COLLABORATION AND LICENSE AGREEMENT

BETWEEN

VITAE PHARMACEUTICALS, INC.

AND

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

Dated as of October 2, 2007 (the “Effective Date”)

Boehringer Ingelheim Contract Number: 43015879

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i

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	8.2	Regulatory Submissions	28
	8.3	Drug Safety Information	28
	8.4	Recalls or Corrective Action	29
	8.5	Events Affecting Integrity or Reputation	29

9.	FINANCIAL PROVISIONS		29

	9.1	Execution Payment	30
	9.2	Research Funding	30
	9.3	Development and Regulatory Milestone Payments	30
	9.4	Commercialization Milestone Payments	31
	9.5	Requirements for Invoices	32
	9.6	Royalties	32
	9.7	Net Sales Report	34
	9.8	Third Party Royalties	34
	9.9	Multiple Royalties	34
	9.10	Equity Investment	35
	9.11	Payment Terms	35
	9.12	Currency	35
	9.13	Financial Standards	35
	9.14	Late Payments	35
	9.15	Tax Withholding, Financial Records and Audits	35

10.	CONFIDENTIAL INFORMATION		36

	10.1	Definition	36
	10.2	Confidentiality	36
	10.3	Permitted Disclosure and Use	37
	10.4	Return	37
	10.5	Remedies	37
	10.6	Survival	37
	10.7	Internet Mail Encryption	37

11.	REPRESENTATIONS AND WARRANTIES		38

	11.1	Mutual Representations and Warranties	38
	11.2	BI Representations and Warranties	38
	11.3	Vitae Representations and Warranties	39
	11.4	Disclaimer of Warranty	41

12.	INDEMNIFICATION		41

	12.1	Indemnification by BI	41
	12.2	Indemnification by Vitae	41
	12.3	Procedure for Indemnification	41
	12.4	Insurance	42

13.	PATENTS		42

	13.1	Ownership of Inventions	42
	13.2	Prosecution and Maintenance of Patents	43
	13.3	Patent Infringement	47

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13.4	Infringement of Patents	47
13.5	Notice of Certification	48
13.6	Validity Challenge	48
13.7	Assistance	48
13.8	Settlement	49
13.9	Licensed Patents	49

14.	TERM AND TERMINATION	49

14.1	Term	49
14.2	Termination for Material Breach	49
14.3	Other Termination Rights	50
14.4	Effects of Termination; Terminated Products	51
14.5	Change of Control	54
14.6	Accrued Rights; Surviving Obligations	54
14.7	Bankruptcy under U.S. or German Law	55

15.	MISCELLANEOUS	55

15.1	Publications	55
15.2	Public Announcements	56
15.3	No Debarred Personnel	56
15.4	Relationship of the Parties	56
15.5	Registration of This Agreement	57
15.6	Force Majeure	57
15.7	Dispute Resolution	57
15.8	Governing Law	58
15.9	Attorneys’ Fees and Related Costs	58
15.10	Assignment	58
15.11	Assignment and Performance within the BI Group	58
15.12	Notices	58
15.13	Severability	59
15.14	Headings	59
15.15	Waiver	59
15.16	Entire Agreement	59
15.17	Modification	59
15.18	No License	59
15.19	No Third Party Beneficiaries	59
15.20	Ambiguities	60
15.21	CREATE Act	60
15.22	Counterparts	60

Exhibit 1	Vitae Patents
Exhibit 2	Preliminary Research Plan
Exhibit 3	Initial Development Plan
Exhibit 4	Collaboration Compounds
Exhibit 5	BI Compounds
Exhibit 6	Share Purchase Agreement
Exhibit 7	Requirements for Invoices

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Exhibit 8	Potential Third Party Rights for BI Compounds

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RESEARCH COLLABORATION AND LICENSE AGREEMENT

This RESEARCH COLLABORATION AND LICENSE AGREEMENT (“Agreement”) effective as of October 2, 2007 (“Effective Date”) is entered into by and between Vitae Pharmaceuticals, Inc (“Vitae”), with offices at 502 West Office Center Drive, Ft. Washington, PA 19034, USA. (taxpayer ID number 04-3567753), and Boehringer Ingelheim International GmbH (“BI”), with offices at Binger Strasse 173, 55216 Ingelheim am Rhein, Germany (VAT ID number DE 811138149).  Vitae and BI may each be referred to as a “Party” or together as the “Parties.”

RECITALS

WHEREAS, Vitae is a company which possesses certain patent applications, proprietary know-how, scientific and technical information including new molecular entities that inhibit 11-beta hydroxysteroid dehydrogenase type 1 (“11β HSD-1”) for use in research, discovery and development of pharmaceutical products;

WHEREAS, BI is a company which possesses expertise and resources relating to the research, development, manufacture, marketing and sale of new molecular entities, including proprietary know-how and technical information about its own 11β HSD-1 Inhibitors (defined below), as pharmaceutical products for the treatment of metabolic diseases and other disorders in human beings and animals;

WHEREAS, BI wishes to obtain, and Vitae is willing to grant, an exclusive license to such applications (and any resulting patents), proprietary know-how, scientific and technical information in respect of 11β HSD-1 Inhibitors (defined below) for the development, use, manufacture and commercialization of therapeutic products for human beings and animals worldwide;

WHEREAS, Vitae and BI desire to enter into a collaboration for the research, development and commercialization of 11β HSD-1 Inhibitors as provided by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Vitae and BI, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                                      DEFINITIONS.  For purposes of this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1                               “11β HSD-1” shall have the meaning assigned thereto in the Recitals of this Agreement.

1.2                               “11β HSD-1 Inhibitor” means a compound that (i) inhibits human microsomal 11β HSD-1 enzyme activity by ****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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****.

1.3                               “AAA” shall have the meaning assigned thereto in Section 15.7.

1.4                               “Acquiring Entity” shall have the meaning assigned thereto in Section 14.5(a).

1.5                               “Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with a Party for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote regarding composition of the board of directors or other body entitled to direct the affairs of the entity.

1.6                               “Annual Net Sales” shall have the meaning assigned thereto in Section 9.6.

1.7                               “Assignment Date” shall have the meaning assigned thereto in Section 13.1.2.

1.8                               “Bankruptcy Code” shall have the meaning assigned thereto in Section 14.7.

1.9                               “BI” means Boehringer Ingelheim International GmbH.

1.10                        “BI Compound” means a compound that (i) is an 11β HSD-1 Inhibitor, and (ii) (a) was discovered by the BI Group on or before the Effective Date, or (b) is within the scope of the BI Group’s plans of structural variation for lead optimization as of the Effective Date, or (c) is in-licensed by the BI Group during the Research Term.  BI Compounds discovered by the BI Group on or before the Effective Date are set forth in Exhibit 5.  BI shall promptly update Exhibit 5 for any 11β HSD-1 Inhibitors in-licensed or otherwise acquired by the BI Group during the Research Term.

1.11                        “BI Group” means, collectively, BI and its Affiliates.

1.12                        “BI Intellectual Property” means collectively BI Know-How and BI Patents.

1.13                        “BI Know-How” means all information regarding Products or 11β HSD-1 Inhibitors, but excluding BI Life-Cycle Know-How, necessary for or relevant to, or useful for, Vitae’s performance of its obligations or exercise of its rights under this Agreement, including, but not limited to, all data and records relating to Products and/or 11β HSD-1 Inhibitors, and which are or become in BI’s or any of its Affiliates’ possession or control or are or become owned by, or otherwise may be licensed to, BI or any of its Affiliates.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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1.14                        “BI Life-Cycle Intellectual Property” means collectively BI Life-Cycle Know-How and BI Life-Cycle Patents.

1.15                        “BI Life-Cycle Know-How” means the Inventions, discoveries, technologies, methods, techniques, procedures, protocols, and other proprietary know-how developed by BI that result from activities carried out with respect to Development Candidates or Products following start of GLP toxicology studies other than in the course of Research; for the sake of clarity, the subject matter of such Patents may include (but is not limited to) salt forms, polymorphs, metabolites, intermediates, technical process for manufacture of drug substance, catalysts, formulations, methods of production, uses (including methods of treatment), combinations (including combinations with other pharmaceutical compounds, devices etc.), dosages, application regimens, routes of administration, packaging, purification methods and analytical methods associated therewith.

1.16                        “BI Life-Cycle Patents” means, in respect to any Development Candidate, all Patents that are invented by BI and result from activities carried out with respect to Development Candidates or Products following start of GLP toxicology studies other than in the course of Research; for the sake of clarity, the subject matter of such Patents may include (but not be limited to) salt forms, polymorphs, metabolites, intermediates, technical process for manufacture of drug substance, catalysts, formulations, methods of production, uses (including methods of treatment), combinations (including combinations with other pharmaceutical compounds, devices etc.), dosages, application regimens, routes of administration, packaging, purification methods and analytical methods associated therewith.

1.17                        “BI Patents” means all Patents (excluding BI Life-Cycle Patents) that are owned as of the Effective Date, or become owned or in-licensed (with the right to grant sublicense rights granted to Vitae under this Agreement), by BI or BI’s Affiliates during the Term, that, but for a license granted thereunder to Vitae pursuant to Section 2.1.2 would be infringed by Vitae’s performance of its rights and obligations, which Patent rights Cover the making, having made, use, offer for sale, sale or importation of an 11β-HSD-1 Inhibitor or Product.

1.18                        “Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

1.19                        “Co-Development Option” shall have the meaning assigned thereto in Section 5.4.

1.20                        “Collaboration Compound” means a compound that (i) is an 11β HSD-1 Inhibitor, and (ii) (a) is discovered by either or both Parties or their Affiliates (except an Acquiring Entity) during the Research Term, (b) is acquired by either or both Parties or their Affiliates (except an Acquiring Entity) during the Research Term, or (c) was discovered by Vitae prior to the Research Term.  Collaboration Compounds discovered prior to the Effective Date by Vitae are listed in Exhibit 4.

1.21                        “Combination Product” shall have the meaning assigned thereto in Section 9.6.4.

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1.22                        “Commercial Conflict” means a situation where (i) the Parties disagree with BI’s decision regarding the priority of Development or Commercialization of a Product: (a) such that the Product will be no longer primarily be sold for use in respect of a Core Indication, and (b) such that the decision will likely result in a materially reduced financial return to Vitae from such Product, and (c) such decision is not based on the technical or medical profile of the Product (including, but not limited to, Technical Failure) but primarily on commercial factors; (ii) the Parties disagree as to whether BI failed to meet its Diligent Efforts obligations to Develop Products as set forth in Sections 5.1 and 5.2 below, taking into consideration the Milestone Timing (including any extensions) set forth therein; (iii) the Parties disagree as to whether BI failed to use Diligent Efforts in general, as described elsewhere in the Agreement; (iv) a Party disputes whether the other Party has followed the Potential Development Candidate Selection process set forth in Section 4.6.1; (v) Vitae disputes whether BI has failed to advance one (1) Collaboration Compound or BI Compound into Development even though Collaboration Compound(s) or BI Compound(s) fulfill the criteria for Development Candidate Selection pursuant to Section 1.31 and Exhibit 2; or (vi) the applicable Committee fails to reach consensus on a Research decision and such issue is not resolved by the Officers pursuant to Section 3.3.4(b) below.

1.23                        “Commercialization” or “Commercialize” means engaging in any and all activities directed to manufacturing, marketing, promoting, distributing, offering for sale, selling, importing, exploiting a product, and conducting post Marketing Authorization Approval studies.

1.24                        “Commercialization Plan” shall have the meaning assigned thereto in Section 6.

1.25                        “Committee” means the Joint Steering Committee, JRC, JDC, and/or any subcommittee established by the Joint Steering Committee, as applicable.

1.26                        “Confidential Information” shall have the meaning assigned thereto in Section 10.1.

1.27                        “Core Indication” means prevention and or treatment of any of the following indications: type 2 diabetes, obesity, metabolic syndrome, dyslipidemia, hypertension, and reduction of cardiovascular events.

1.28                        “Cover” or “Covering” means, (i) with respect to a Patent, that at least one Valid Claim of such Patent would be infringed by the product, method or device, as applicable, and (ii) with respect to any other intellectual property right that the product, method or device would infringe or misappropriate such rights unless a license were granted.

1.29                        “Development” or “Develop” means engaging in preclinical and clinical drug development activities, including, but not limited to, discovery, test method development, stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, post-approval changes, quality assurance/quality control, statistical analysis, report writing, preclinical and clinical studies, regulatory filing submission and approval and regulatory affairs.

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1.30                        “Development Candidate” means a Collaboration Compound or BI Compound meeting the characteristics and/or properties described in Exhibit 2 and selected as further described in Sections 4.1 and 4.6.2.

1.31                        “Development Candidate Selection” means the earlier to occur of (i) the identification by the Joint Steering Committee of a Collaboration Compound or BI Compound for Development and the decision by BI to start GLP toxicity studies with respect to a Collaboration Compound or a BI Compound, provided that BI’s internal decision-making process with respect to such Collaboration Compound or BI Compound is consistent with BI’s normal decision-making processes used for internally developed compounds, or (ii) the start of GLP toxicity studies with respect to a Collaboration Compound or a BI Compound by BI.

1.32                        “Development Plan” means the outline plan for each Product designed to achieve the Development for such Product, including, but not limited to, the nature, number and schedule of Development activities necessary to implement such activities as may be amended in accordance with the terms of this Agreement.  An initial Development Plan is attached hereto as Exhibit 3.

1.33                        “Diligent Efforts” means the carrying out of obligations in a sustained manner consistent with the efforts a party would be expected to devote (and which in no event shall be less than the level of effort and resources standard in the pharmaceutical industry for a company similar in size and scope to such party) to a lead product of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing, in respect of a Core Indication.  Without limiting the foregoing, Diligent Efforts in all cases requires at least that (i) each Party promptly assigns responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an ongoing basis; (ii) each Party sets and consistently seeks to achieve specific and meaningful objectives for carrying out such obligations; and (iii) each Party consistently makes and implements decisions and allocates resources designed to advance progress with respect to such objectives.

1.34                        “Disclosing Party” shall have the meaning assigned thereto in Section 10.1.

1.35                        “Effective Date” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.36                        “EMEA” means the European Medicines Agency and any successor agency thereto.

1.37                        “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.38                        “Field” means the diagnosis, treatment, palliation or prevention of all human and animal diseases including, but not limited to, Core Indications.

1.39                        “First Commercial Sale” means the first invoice for commercial quantities of any Product sold to a Third Party by a member of the BI Group and/or sublicensees in any

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country after receipt of Marketing Authorization Approval for such Product in such country.  Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar uses shall not be considered to constitute a First Commercial Sale.

1.40                        “Force Majeure Event” shall have the meaning assigned thereto in Section 15.6.

1.41                        “FTE” means a full-time equivalent person-year based upon a total of one thousand, seven hundred and fifty-five (1,755) working hours per year, undertaken in connection with the conduct of Research in accordance with the Research Collaboration.

1.42                        “Generic Competition” shall have the meaning assigned thereto in Section 9.6.5(a).

1.43                        “Generic Product” means, with respect to a particular Product and a particular country, any pharmaceutical product (other than such Product) that contains the same active ingredient(s) as such Product, has substantially the same formulation, mode of administration and duration of release as such Product, and is approved for the same indications as such Product in such country.

1.44                        “Good Laboratory Practices” or “GLP” means, with respect to the United States, the then-current requirements for non-clinical (animal or laboratory) studies that will be submitted to a Government Authority to support a marketing application, specified in 21 C.F.R. Part 58, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction.

1.45                        “Good Manufacturing Practices” or “GMP” means, with respect to the United States, the minimum then-current good manufacturing practices for methods, facilities, and controls to be used for the manufacture, processing, packing, or holding of a drug to assure that it meets the requirements of the Federal Food, Drug, and Cosmetic Act for safety and has the identity and strength and meets the quality and purity characteristics, specified in 21 C.F.R. Parts 210 and 211, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction.

1.46                        “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any country, (ii) a federal, state, province, county, city or other political subdivision thereof or (iii) any supranational body, including, but not limited to, the FDA and EMEA.

1.47                        “Handelsgesetzbuch” or “HGB” shall have the meaning assigned thereto in Section 1.72.

1.48                        “Indemnified Party” shall have the meaning assigned thereto in Section 12.3.1.

1.49                        “Indemnifying Party” shall have the meaning assigned thereto in Section 12.3.1.

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1.50                        “Initial Funded Research Period” shall have the meaning assigned thereto in Section 9.2.1.

1.51                        “Initiation” means, with respect to a clinical study, the date of the dosing of the first subject.

1.52                        “Invention” means any discovery (whether patentable or not) invented during the Term as a result of Research and Development activities in respect of a Product or 11β HSD-1 Inhibitor.

1.53                        “Joint Development Committee” or “JDC” shall have the meaning assigned thereto in Section 3.2.

1.54                        “Joint Intellectual Property” means collectively Joint Inventions, Joint Know-How and Joint Patents.

1.55                        “Joint Invention” means an Invention with respect to which employees and/or agents of both Vitae and BI are joint inventors in the course of the Research activities hereunder, all of which specifically relate to 11β HSD-1 Inhibitors, regardless of whether any Third Parties are also joint inventors.  Inventorship for Joint Inventions shall be determined in accordance with the patent laws of the United States (Title 35, United States Code).

1.56                        “Joint Know-How” means all present and future information, know-how, data and results in whatsoever form including, but not limited to, all biological, toxicological, chemical information, biochemical information, metabolic, pre-clinical data, and assays generated jointly by employees and/or agents of both Vitae and BI in the course of the Research activities hereunder all of which specifically relate to 11β HSD-1 Inhibitors.

1.57                        “Joint Patent” means any Patent Covering a Joint Invention.

1.58                        “Joint Research Committee” or “JRC” shall have the meaning assigned thereto in Section 3.2.

1.59                        “Joint Steering Committee” or “JSC” shall have the meaning assigned thereto in Section 3.2.

1.60                        “Laws” means all laws, statutes, rules, regulations (including, but not limited to, current Good Manufacturing Practice regulations as specified in 21 C.F.R. Parts 210 and 211; Investigational New Drug Application regulations at 21 C.F.R. Part 312; NDA regulations at 21 C.F.R. Part 314; relevant provisions of the Federal Food, Drug and Cosmetic Act, and other laws and regulations enforced by the FDA), ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.61                        “Lighthouse” shall have the meaning assigned thereto in Section 13.1.2.

1.62                        “Losses” means any and all damages (including, but not limited to, all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts,

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defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in contesting any Third Party Claim or complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Third Party Claim.

1.63                        “Major EU Country” means one or more of the following countries within the European Union:  France, Germany, Italy, Spain and the United Kingdom.

1.64                        “Major Market” means the following countries:  France, Germany, Italy, Japan, Spain, the United Kingdom and the United States.

1.65                        “Marketing Authorization Approval” shall mean approval by a Governmental Authority for sale of a Product, including any applicable pricing, final labeling or reimbursement approvals.

1.66                        “Marketing Plan” means for each relevant Product, a summary of the plan prepared by BI, identifying the core strategic, commercial and promotional claims and objectives for the specific Product as reviewed under Section 3.3.2.

1.67                        “Milestone Timing” shall have the meaning assigned thereto in Section 5.2.

1.68                        “NDA” means a new drug application, abbreviated new drug application or supplemental new drug application or any amendments thereto submitted to the FDA or an equivalent thereof submitted to a Governmental Authority in a foreign country.

1.69                        “NDA Acceptance” means the written notification by the FDA or equivalent Governmental Authority in a foreign country that the NDA has met all the criteria for filing acceptance.

1.70                        “NDA Approval” means approval by the FDA for marketing and sale of a Product in the United States, including any applicable pricing, final labeling or reimbursement approvals, as applicable.

1.71                        “NDA Filing” means the submission of an NDA to the FDA or equivalent Governmental Authority in a foreign country.

1.72                        “Net Sales” means the actual gross amount invoiced by a member of BI Group and/or its sublicensees for sales or other commercial disposition of a Product to a Third Party, less the following deductions (consistent with customary and reasonable business practices with respect to such sales and not recovered or reimbursed to BI Group and/or its sublicensees:

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(a)                     sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

(b)                     rejected goods, damaged or defective goods, recalls, and returns;

(c)                      rebates, chargeback rebates, compulsory rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions;

(d)                     adjustments arising from consumer discount programs or other similar programs;

(e)                      customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes); and

(f)                       charges for packing, freight, shipping and insurance (to the extent that BI, its Affiliates and sublicensees actually bear such costs for a Product).

Notwithstanding the foregoing, the above-listed deductions shall be allowed only if incurred in the ordinary course of business, of the type and in an amount consistent with normal industry practice, and determined in accordance with normally accepted accounting principles, or more specifically, the principles of the German commercial code (“Handelsgesetzbuch” or “HGB”) on a basis consistent with BI’s audited consolidated financial statements .  All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to the Product and other products of BI and its Affiliates and sublicensees such that the Product does not bear a disproportionate portion of such deductions.  For avoidance of doubt, there shall be no deduction from Net Sales for bad debt allowances or bad debt expenses notwithstanding any requirement or principle in the HGB.  For sake of clarity and avoidance of doubt, sales of a Product by a member of BI Group and/or sublicensees to a Third Party distributor of such Product in a given country shall be considered a sale to a Third Party customer.  Any Products used for promotional or advertising purposes or used for clinical or other research purposes shall not be included in Net Sales.  Donations of Product for charity reasons shall also not be deemed Net Sales.  A “sale” will include any transfer or other disposition for consideration, and Net Sales will include the fair market value of all consideration received by the BI Group and/or sublicensees in respect of any sale of a Product, whether such consideration is in cash payment, in kind or in any other form.

1.73                        “Net Sales Report” shall have the meaning assigned thereto in Section 9.7.

1.74                        “Non-Core Indication” means an indication within the Field other than a Core Indication.

1.75                        “Non-Core 11β HSD-1 Inhibitor” means an 11β HSD-1 Inhibitor that (i) is Covered by Vitae Patents or Joint Patents, (ii) is not a Potential Development Candidate or has not been selected as a Development Candidate, and (iii) is to be Researched, Developed and/or Commercialized by Vitae for Non-Core Indications pursuant to the process specified in Sections 4.6.1 and 3.3.2(k) below.

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1.76                        “Officers” shall have the meaning assigned thereto in Section 3.3.4(b).

1.77                        “Other Product” shall have the meaning assigned thereto in Section 9.6.4.

1.78                        “OUS Filings” shall have the meaning assigned thereto in Section 13.2.2(b).

1.79                        “Party” or “Parties” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.80                        “Patent” means any patent or patent application, including any United States provisional application and any continuation, continuation-in-part, divisional, registration, confirmation, revalidation, reissue, PCT application, patent term extension, SPC, and utility model, as well as all related extensions or restorations of terms thereof.

1.81                        “Patent Challenge” shall have the meaning assigned thereto in Section 13.6.1.

1.82                        “Patent Counsel” shall have the meaning assigned thereto in Section 13.2.1.

1.83                        “Patent Infringement Claim” shall have the meaning assigned thereto in Section 13.3.

1.84                        “PCT” shall have the meaning assigned thereto in Section 13.2.2(b).

1.85                        “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other de jure entity organized under the Laws of any jurisdiction.

1.86                        “Phase I Studies” means the first clinical studies conducted in human volunteers or patients (e.g. patients with hypertension or diabetes) to obtain preliminary information on a Product’s safety, tolerability, pharmacodynamic activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness if possible, with respect to (i) the United States, as more fully defined in 21 C.F.R. § 312.21(a), as may be amended; or (ii) the equivalent of such a clinical study for submission to the EMEA; or (iii) equivalent submission in such other country or jurisdiction.

1.87                        “Phase II Studies” means clinical studies in human patients, the primary intention of which is to collect data on dosages and demonstrate clinical safety and efficacy in a target population for a specific disease or condition under study (i.e., statistically significant differences between groups for clinical endpoints, which may include generally accepted surrogate pharmacodynamic endpoints), with respect to (i) the United States, as more fully defined in 21 C.F.R. § 312.21(b), as may be amended; or (ii) the equivalent of such a clinical study for submission to the EMEA; or (iii) equivalent submission in such other country or jurisdiction.

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1.88                        “Phase III Studies” means large, adequate and well-controlled clinical studies that are conducted in human patients, after successful completion of the first Phase II Study, designed to evaluate safety and therapeutic efficacy of the Product and that are needed to obtain regulatory approval(s) and product labeling, with respect to (i) the United States, as more fully defined in 21 C.F.R. § 312.21(c), as may be amended; or (ii) the equivalent of such a clinical study for submission to the EMEA; or (iii) equivalent submission in such other country or jurisdiction.

1.89                        “Product” means a pharmaceutical product containing at least one Collaboration Compound or BI Compound, whether or not such Product is used as a single agent and/or in combination with other therapeutically active components.  If a Product contains a Collaboration Compound or BI Compound, all provisions of this Agreement relevant to Products (including, but not limited to, milestone and royalty payments to Vitae) will apply thereto, regardless of whether the active ingredient (i.e., the 11β HSD-1 Inhibitor) in such Product was identified by Vitae or by the BI Group, except as otherwise provided for in this Agreement.

1.90                        “Potential Development Candidate” means any Collaboration Compound that has not failed to meet the characteristics and/or properties described in Exhibit 2 pursuant to Section 4.6.1.

1.91                        “Promotional Materials” means advertising, promotional, educational and communication materials (other than labeling) for Commercialization of Products.

1.92                        “Receiving Party” shall have the meaning assigned thereto in Section 10.1.

1.93                        “Records” shall have the meaning assigned thereto in Section 4.4.

1.94                        “Research” means those activities undertaken for the identification, synthesis, characterization and optimization of compounds and selection of compounds for Development defined in the Research Plan as amended from time to time.

1.95                        “Research Collaboration” shall have the meaning assigned thereto in Section 4.1.

1.96                        “Research Plan” means the outline plan prepared in accordance with Section 4.2 below for the Research of 11β HSD-1 Inhibitors designed to achieve the selection of a Development Candidate as a Product.  A preliminary Research Plan is attached as Exhibit 2.

1.97                        “Research Term” shall have the meaning assigned thereto in Section 4.3.

1.98                        “Royalty Term” means, on country-by-country and Product-by-Product basis, a period starting on the Effective Date and expiring upon the later of (i) the expiry of the last-to-expire Vitae Patent, Joint Patent, or BI Patent which has at least one Valid Claim Covering such Product in such country (including the term of any applicable SPC), or (ii) ten (10) years from the date of First Commercial Sale of such Product in such country.

1.99                        “Serious Material Breach” means any willful material breach by Vitae of one or more of the following provisions (wherein such breach results in the actual loss of

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exclusivity granted to BI under this Agreement relating to any Patents covering significant composition of matter for a Product sold by BI in a Major Market):  (i) Vitae’s grant of rights to BI under Section 2.1.1; (ii) Vitae’s confidentiality obligations under Article 10 with respect to significant data obtained during the Research Collaboration, the significant results of BI’s Development and any material information contained in any registration dossier or submission for any Marketing Authorization for any Products; or (iii) Vitae’s obligations under Section 13.2 to properly file, maintain and prosecute any Patents Covering the composition of matter for any Products currently being sold by BI for a Core Indication in a Major Market.  For the avoidance of doubt, a Serious Material Breach, if determined by an arbitrator to have occurred pursuant to Section 15.7, will also qualify as a material breach of a material obligation for purposes of Section 14.2.

1.100                 “SPC” means a right based upon a Patent to exclude others from making, having made, using, offering to sell, selling, importing or exporting a Product, such as a Supplementary Protection Certificate.

1.101                 “Special Damages” shall have the meaning assigned thereto in Section 14.2.3.

1.102                 “Studies” means Phase I Studies, Phase II Studies, Phase III Studies and post-Marketing Authorization Approval studies, as applicable.

1.103                 “Technical Failure” means the discontinuation of Development or Commercialization of a Product for technical, scientific, medical or regulatory reasons, including, but, not limited to, unacceptable preclinical toxicity, demonstration of a side effect profile significantly worse than currently marketed products, or inability to manufacture in an acceptable purity or for an acceptable price.

1.104                 “Term” shall have the meaning assigned thereto in Section 14.1.

1.105                 “Terminated Product” shall have the meaning assigned thereto in Section 14.3.

1.106                 “Territory” means all the countries and territories of the world.

1.107                 “Third Party” means a Person who is not a Party or an Affiliate of a Party, or in the case of BI, not a member of the BI Group.

1.108                 “Third Party Claim” shall have the meaning assigned thereto in Section 12.3.1.

1.109                 “Trademark” shall have the meaning assigned thereto in Section 2.3.

1.110                 “Transaction” shall have the meaning assigned thereto in Section 14.5.

1.111                 “United States” means the United States of America and its territories and possessions.

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1.112                 “Valid Claim” means on a country-by-country and Product-by-Product basis, any claim pending in a patent application or any granted claim in an unexpired patent which has (i) not been held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer; and (ii) would, if issued, but for the licenses granted hereunder, be infringed by the Research, Development and/or Commercialization of said Product in said country.  Notwithstanding the foregoing, in case of pending patent applications, it is understood and agreed that if the corresponding claim in the corresponding US or EP patent applications:  (1) have been limited or cancelled because of patentability requirements such that the corresponding claim does not Cover said Product; (2) has lapsed; (3) has been finally rejected (and the rejection has been affirmed on appeal or the time for appeal or petition has lapsed); or (4) has been finally revoked (and the revocation has been affirmed on appeal or the time for appeal or petition has lapsed), then such corresponding claim in such corresponding patent application pending in any country will not be deemed to be a Valid Claim.

1.113                 “Vitae Intellectual Property” shall mean collectively Vitae Know-How and Vitae Patents.

1.114                 “Vitae Know-How” means all present and future information regarding Products or 11β HSD-1 Inhibitors that (i) are necessary for, or relevant to, or useful for BI to perform its obligations or exercise its rights under this Agreement, and (ii) during the Term, are in Vitae’s or any of its Affiliates’ (except an Acquiring Entity’s) possession or control and are or become owned by, or otherwise may be licensed by Vitae or any of its controlled Affiliates.

1.115                 “Vitae Patents” means all Patents that are owned or become owned by Vitae or Vitae’s Affiliates (except an Acquiring Entity), or as to which Vitae or Vitae’s Affiliates (except an Acquiring Entity) are or become in-licensed (other than BI Patents) now or in the future, with the right to grant the sublicense rights granted to BI under this Agreement without payment of additional consideration to the licensor (unless BI agrees to pay such additional consideration), which patent rights Cover the Development and Commercialization, including the making, having made, use, offer for sale, sale or importation of a Product or 11β HSD-1 Inhibitor.  Vitae Patents as of the Effective Date are listed in Exhibit 1.

2.                                      LICENSE GRANTS, OWNERSHIP AND EXCLUSIVITY.

2.1                               License Grants.

2.1.1                     License to BI.  Subject to the terms and conditions of this Agreement, Vitae grants to BI, and BI accepts, an exclusive, royalty-bearing, non-transferable (except as expressly set forth in Sections 15.10 and 15.11) license in the Field under the Vitae Patents, Vitae Know-How and Vitae’s rights in the Joint Patents, Joint Inventions and Joint Know-How to make, have made, use, register, sell, offer to sell, import, export, Research, Develop and Commercialize BI Compounds, Collaboration Compounds, Potential Development Candidates, Development Candidates and Products in the Territory.

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2.1.2                     Licenses to Vitae.

(a)                                 Subject to the terms and conditions of this Agreement, BI grants to Vitae, and Vitae accepts, a royalty-free, non-transferable (except as expressly set forth in Section 15.10) license in the Field under the BI Patents, the BI Know-How and BI’s rights in the Joint Patents, Joint Inventions and Joint Know-how for the sole purpose of Vitae’s exercise of its rights and performance of its obligations as described in this Agreement relating to (i) the Research of 11β HSD-1 Inhibitors as a non-exclusive license, and (ii), solely to make, have made, use, register, sell, offer to sell, import, export, exploit, Develop and Commercialize Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) and Products containing Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) for Non-Core Indications in the Territory as an exclusive license.

(b)                                 Subject to the terms and conditions of this Agreement, BI grants to Vitae, and Vitae accepts, a royalty-free, non-transferable (except as expressly set forth in Section 15.10) sublicense in the Field under the Vitae Patents and the Vitae Know-How for the sole purpose of Vitae’s performance of its rights and obligations as described in this Agreement relating to (i) the Research of 11β HSD-1 Inhibitors as a non-exclusive sublicense, and (ii) solely to make, have made, use, register, sell, offer to sell, import, export, exploit, Develop and Commercialize Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) and Products containing Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) for Non-Core Indications in the Territory as an exclusive sublicense.

2.2                               Sublicensing and Subcontracting.

2.2.1                     BI’s Right to Sublicense and Subcontract.  BI may sublicense or subcontract its rights to Research, Develop or Commercialize Products in whole or in part to any of its Affiliates, subject to BI’s prior written notification to Vitae, and/or in whole or in part to Third Parties with respect to the Major Markets, subject to Vitae’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  However, BI may sublicense or subcontract its rights to Commercialize Products in part to any Third Parties with respect to countries outside of the Major Markets upon prior written notification to Vitae.  BI shall secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor, including, but not limited to, licenses, intellectual property rights and confidentiality obligations, to ensure that such sublicensee or subcontractor is subject to, and BI can comply with, all of BI’s covenants and obligations to Vitae under this Agreement.  BI’s rights to sublicense or subcontract are limited as expressly set forth in this Section 2.2.1.  BI shall (i) use Diligent Efforts to enforce any such sublicense or subcontract, and (ii) be responsible for any failure of its sublicensees and subcontractors to comply with this Agreement.

2.2.2                     Vitae’s Right to Sublicense and Subcontract.  Vitae may subcontract its Research obligations as set forth in Section 4 below to any of its Affiliates and/or to Third Parties, subject to BI’s prior written consent only with respect to Third Parties, which consent shall not be unreasonably withheld, conditioned or delayed.  Vitae may sublicense its rights to Develop or Commercialize Products for Non-Core Indications in whole or in part to any

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of its Affiliates and/or Third Parties, provided that Vitae gives BI the opportunity to negotiate in good faith the granting of a sub-license to BI prior to granting a sublicense to a Third Party.  If Vitae decides to sublicense its rights to Develop or Commercialize Products for Non-Core Indications in whole or in part to a Third Party, Vitae shall give written notice of such intent to BI, whereupon BI shall advise Vitae in writing if BI is interested in negotiating a sublicense agreement.  If BI indicates that BI is not interested in obtaining a sublicense or if the Parties are unable to conclude a sublicense agreement within sixty (60) days after the date of Vitae’s written notice to BI of Vitae’s intent to grant a sublicense to a Third Party, then Vitae shall be free to grant such sublicense to a Third Party without further obligation of negotiation with BI.  Vitae shall secure all appropriate covenants, obligations and rights from any such subcontractor or sublicensee, including, but not limited to, licenses, intellectual property rights and confidentiality obligations, to ensure that such subcontractor is subject to, and Vitae can comply with, all of Vitae’s applicable covenants and obligations to BI under this Agreement.  Vitae’s rights to sublicense and subcontract are limited as expressly set forth in this Section 2.2.2.  Vitae shall (i) use Diligent Efforts to enforce any such subcontract, and (ii) be responsible for any failure of its subcontractors to comply with this Agreement.

2.3                               Trademarks.  Products shall be Commercialized under trademarks and trade dress selected by BI (collectively, “Trademarks”).  BI shall exclusively own all Trademarks for Products, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Trademarks and all related costs and expenses.

2.4                               Exclusivity.  During the Research Term (including any extensions of the initial Research Term), the BI Group, Vitae and Vitae’s Affiliates (except an Acquiring Entity) shall not, directly or with any Third Party, conduct Research, Development or Commercialization activities involving any 11β HSD-1 Inhibitor in the Field outside of this Research Collaboration, except as permitted pursuant to Sections 2.2, 2.5 and 3.3.2(k) (Vitae’s right to Research, Develop and Commercialize Non-Core 11β HSD-1 Inhibitors).

2.5                               Non-Core 11β HSD-1 Inhibitors.  Subject to Sections 2.2.2, 3.3.2(k) and 4.6.1, Vitae shall have complete decision-making authority with respect to any issues relating to Research, Development and Commercialization of Non-Core 11β HSD-1 Inhibitors; and such issues shall not be subject to the governance provisions of Article 3.  Notwithstanding the foregoing, Vitae shall provide the JSC at least twice yearly with a summary of the Development and Commercialization activities pertaining to any Non-Core 11β HSD-1 Inhibitor.  Any information provided by Vitae to BI concerning its activities relating to Non-Core 11β HSD-1 Inhibitors shall be deemed Vitae Confidential Information, and BI shall not disclose or use such information for its internal research programs.  Further, BI shall not use such information if such use will provide a competitive advantage to a Product, Collaboration Compound or BI Compound vis-à-vis one of Vitae’s Non-Core 11β HSD-1 Inhibitors.

3.                                      GOVERNANCE.

3.1                               General.  In connection with this Agreement, the Parties shall:  (i) strive to balance the legitimate interests and concerns of the Parties and to realize the economic potential of Products; (ii) act in a commercially reasonable manner and in good faith in all decisions or determinations to be made hereunder, including, but not limited to, all decisions specified to be

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in a Party’s discretion; (iii) use Diligent Efforts to conduct Research according to the Research Plan and to perform all responsibilities assigned to the Parties under the Research Plan; and (iv) use Diligent Efforts to carry out the terms and intent of this Agreement and collaboration, including, but not limited to, a Party’s responsibilities in respect of Developing and Commercializing 11β HSD-1 Inhibitors.  In addition, the Parties agree that they shall follow the Potential Development Candidate Selection process set forth in Section 4.6.1.

3.2                               Committees.  The Parties shall form a “Joint Steering Committee”, which shall be established, hold meetings and make decisions in accordance with the procedures specified in Section 3.3 below.  The Joint Steering Committee (i) shall establish a Joint Research Committee, as described in Section 3.4 below (“JRC”) and (ii) shall establish a Joint Development Committee, as described in Section 3.5 below (“JDC”), provided that Vitae elects to exercise its option to co-fund Development of any Product pursuant to Section 5.4.  In the event that the Joint Steering Committee elects not to establish an applicable Committee as specified above, the Joint Steering Committee shall be responsible for performing the responsibilities of such Committee specified below.  The Parties intend that their respective organizations will work together and will use Diligent Efforts to assure success of the collaboration.  By consensus, any Committee may cancel meetings and/or establish a different meeting schedule.

3.3                               Joint Steering Committee.

3.3.1                     Members.  Within thirty (30) days after the Effective Date, the Parties shall establish the Joint Steering Committee, which shall consist of six (6) members, with each Party designating three (3) of its or its Affiliates’ employees as members.  Each of BI and Vitae may replace any or all of its representatives on the Joint Steering Committee at any time upon written notice to the other Party.  A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the Joint Steering Committee.  BI and Vitae each may, on advance written notice to the other Party, invite non-member employees of such Party to attend meetings of the Joint Steering Committee.  The Joint Steering Committee shall be co-chaired by a Joint Steering Committee representative of each of Vitae and BI.  A secretary of the Joint Steering Committee will be appointed on an annual rotating basis by either Vitae or BI, who shall be a representative of such Party, as applicable, with Vitae providing the first secretary.

3.3.2                     Responsibilities.  Except as specified otherwise in this Agreement, the Joint Steering Committee shall perform the following functions:

(a)                                 Discuss the overall strategy for the Research Collaboration;

(b)                                 Coordinate the Parties’ activities hereunder;

(c)                                  Monitor Development and Commercialization of Products in Major Markets pursuant to the terms of this Agreement;

(d)                                 Serve as a forum for discussion and communication regarding the Development and Commercialization of Products pursuant to this Agreement;

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(e)                                  Review and approve Research Plans and any material amendments to Research Plans;

(f)                                   Review Research Collaboration activities and results for the previous period and make any strategic recommendations as appropriate;

(g)                                  Discuss Development Plans and Marketing Plans (in Major Markets) for Products and any material amendments to such Development Plans and Marketing Plans;

(h)                                 Discuss Development activities for the previous period;

(i)                                     Establish the JRC and, if applicable, the JDC;

(j)                                    Discuss “go/no-go” decisions and other matters referred to the Joint Steering Committee, including, but not limited to, the continued Development of a particular Product;

(k)                                 Review and approve requests by Vitae regarding Research, Development and Commercialization of Non-Core 11β HSD-1 Inhibitors by Vitae pursuant to Section 4.6.1;

(l)                                     Review a summary of life-cycle management of, and intellectual property protection for, Products;

(m)                             Review and coordinate the progress of all Committees other than the Joint Steering Committee;

(n)                                 Use Diligent Efforts to resolve Commercial Conflicts;

(o)                                 Resolve disputes, disagreements and deadlocks unresolved by any other Committee;

(p)                                 Review cost plans relating to any Research; and

(q)                                 Perform such other responsibilities as may be assigned to the Joint Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

3.3.3                     Meetings.  The Joint Steering Committee shall meet in person at least twice each calendar year, and more frequently (i) as mutually agreed by the Parties, (ii) as required to resolve Commercial Conflicts, or (iii) as required to resolve disputes, disagreements or deadlocks in the JRC, JDC or other Committees established by the Joint Steering Committee, on such dates, and at such places and times, as the Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Steering Committee within thirty (30) days after the establishment of the Joint Steering Committee.  The Joint Steering Committee shall arrange to meet in person or convene otherwise to assess (and to the extent specified above, approve) any Research Plans, Development Plans or Marketing Plans submitted to the Joint

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Steering Committee in each calendar year so that such plans will be assessed within thirty (30) days following submission to the Joint Steering Committee.  To the extent the applicable Committee differs in its assessment (or approval, if applicable) of any such Research Plans, and recommends them to be reformulated, such plans shall be assessed (and approved, if applicable) by the Joint Steering Committee as soon as reasonably practicable after resubmission of same.  Meetings of the Joint Steering Committee that are held in person shall alternate between offices of BI and Vitae (with the first meeting to be held at Vitae’s offices), or such other place as the Parties may agree.  In addition to the semi-annual face-to-face meetings, the Parties may also agree to hold meetings of the Joint Steering Committee by means of telecommunications or video conferences.

3.3.4                     Decision-Making.

(a)                                 The Joint Steering Committee may make decisions with respect to any subject matter that is subject to the Joint Steering Committee’s responsibility and functions as set forth in Section 3.3.2.  Except as specified in Section 3.4.2(b), all decisions of the Joint Steering Committee shall be made by consensus, with the representatives from each Party having one collective vote.  The Joint Steering Committee shall use Diligent Efforts to resolve the matters within its roles and functions or otherwise referred to it.

(b)                                 With respect to any issue, if the Joint Steering Committee cannot reach consensus within ten (10) business days after the matter has been brought to the Joint Steering Committee’s attention, then such issue shall be referred to the Chief Executive Officer of Vitae and the Board Member for Research, Development and Medicine of BI (collectively, the “Officers”) for resolution.  If the Officers are unable to reach consensus within sixty (60) days after the matter has been referred to them, then BI shall have final decision-making authority with respect to all issues relating to Development and Commercialization of any Development Candidate, Potential Development Candidate or BI Compound selected for Development pursuant to Section 4.6.1.  However, if the disputed issue involves a Commercial Conflict or any other dispute not within one Party’s sole final decision-making authority (as expressly set forth in this Agreement), then the Parties shall resolve the issue using the dispute resolution procedures set forth in Section 15.7 below.  Notwithstanding the above, neither the Joint Steering Committee nor BI may make decisions that would otherwise require agreement, approval or consent of a Party as set forth in this Agreement.

3.4                               Joint Research Committee.

3.4.1                     Members.  Within thirty (30) days after the establishment of the Joint Steering Committee, the Joint Steering Committee shall establish the JRC, and BI and Vitae shall each designate an equal number of employees from their respective organizations, up to a maximum total of six (6) members on the JRC, with a maximum of three (3) representatives from each Party.  Each of BI and Vitae may replace any or all of its representatives on the JRC at any time upon written notice to the other Party.  Such representatives shall include individuals who have the relevant experience and expertise for activities included in the Research Plan for the next twelve (12) calendar months.  A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the JRC.  BI and Vitae each may, on advance written notice to the other Party, invite non-member

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employees of such Party to attend meetings of the JRC.  The JRC shall be chaired on an annual rotating basis by a JRC representative of either Vitae or BI, as applicable, with Vitae providing the first such chairperson.  The other Party shall appoint a secretary of the JRC, who shall be a representative of such Party and who shall serve for the same annual term as such chairperson.

3.4.2                     Responsibilities.  The JRC shall perform the following functions:

(a)                                 Prepare, review and approve the Research Plan on at least an annual basis (the initial Research Plan has been agreed in writing by the Parties prior to the Effective Date and is attached as Exhibit 2 to this Agreement);

(b)                                 On a quarterly rolling basis beginning within three (3) months after the Effective Date, update and amend any Research Plan and review the Research Plan for each Product for the following calendar year so that it can immediately thereafter submit such proposed Research Plan to the Joint Steering Committee for review and approval;

(c)                                  Review and recommend to the Joint Steering Committee any material amendments or modifications to Research Plans;

(d)                                 Review the progress of the Research Collaboration during the previous period, and any reports submitted by the Parties to the JRC;

(e)                                  Review and recommend to the Joint Steering Committee “go/no-go” decisions for the Development of Products and 11β HSD-1 Inhibitors by BI; and

(f)                                   Perform such other responsibilities as may be assigned to the JRC pursuant to this Agreement or as may be mutually agreed upon by the Parties through the Joint Steering Committee from time to time.

3.4.3                     Meetings.  The JRC shall meet at least once during every calendar quarter, and more frequently as BI and Vitae mutually agree, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the JRC as a face-to-face meeting within thirty (30) days after the establishment of the JRC.  Meetings of the JRC that are held in person shall alternate between the offices of BI and Vitae (with the first such meeting to be held at Vitae’s offices), or such other place as the Parties may agree and such face-to-face meetings shall occur no less than twice per calendar year.  The Parties may agree to hold the remaining meetings by means of telecommunications or video conferences.

3.4.4                     Decision-Making.  The JRC may make decisions with respect to any subject matter that is subject to the JRC’s responsibility and functions as set forth in Section 3.4.2.  Except as set forth below, all decisions of the JRC shall be made by consensus, with the representatives from each Party having one collective vote.  If the JRC cannot reach consensus within ten (10) business days after it has first met and attempted to reach such consensus, the matter shall be referred to the Joint Steering Committee for resolution.

3.4.5                     Start of Development.  Notwithstanding the foregoing, BI may decide at its sole discretion to commence Development with any Potential Development

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Candidate even in the event that such Potential Development Candidate does not fulfill all criteria set forth in the relevant Research Plan.  If BI decides to commence Development of a Potential Development Candidate even if such Potential Development Candidate does not fulfill all criteria set forth in the Research Plan, then such Potential Development Candidate shall be deemed a Development Candidate after BI’s decision, and such decision shall trigger the obligation to pay the Development Candidate Selection milestone payment pursuant to Section 9.3.1 or 9.3.3.

3.5                               Joint Development Committee.

3.5.1                     Members.  In the event that the Joint Steering Committee establishes the JDC, BI and Vitae shall each designate an equal number of employees in their respective organizations, up to a maximum total of four (4) members on the JDC, with a maximum of two (2) employees from each Party.  Each of BI and Vitae may replace any or all of its employees on the JDC at any time upon written notice to the other Party.  Such employees shall include individuals who have the relevant experience and expertise for activities included in the Development Plan for the next twelve (12) calendar months.  A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the JDC.  BI and Vitae each may, on advance written notice to the other Party, invite non-member employees of such Party to attend meetings of the JDC.  The JDC shall be chaired on an annual rotating basis by a JDC representative of either Vitae or BI, as applicable, with BI providing the first such chairperson.  The other Party shall appoint a secretary of the JDC, who shall be a representative of such Party and who shall serve for the same annual term as such chairperson.

3.5.2                     Responsibilities.  If formed, the JDC shall perform the following functions (otherwise, the Joint Steering Committee shall perform such functions) for both Core and None-Core Indications:

(a)                                 On a twice per year basis beginning within six (6) months of the commencement of Development activities, discuss any updates and amendments of any Development Plan and monitor the Development Plan for each Product;

(b)                                 Monitor the Development strategy for Products in the Territory;

(c)                                  Monitor regulatory strategy and activities for Products in accordance with Article 8 of the Agreement;

(d)                                 Discuss “go/no-go” decisions for the Development of Products;

(e)                                  Discuss the status and results of all Studies in respect of Products and other major Development milestones in respect of Products based on the management summary provided by BI;

(f)                                   Discuss labeling goals and strategy; and

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(g)                                  Have such other responsibilities as may be assigned to the JDC pursuant to this Agreement or as may be mutually agreed upon by the Parties through the Joint Steering Committee from time to time.

3.5.3                     Meetings.  If established, the JDC shall meet at least twice during every year, and more frequently as BI and Vitae mutually agree, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the JDC as a face-to-face meeting within thirty (30) days after the establishment of the JDC.  Meetings of the JDC that are held in person shall alternate between the offices of BI and Vitae (with the first such meeting to be held at BI’s offices), or such other place as the Parties may agree.  The Parties may agree to hold other meetings by means of telecommunications or video conferences.

3.5.4                     Decision-Making.  If established, the JDC may make decisions with respect to any subject matter that is subject to the JDC’s responsibility and functions as set forth in Section 3.5.2.  Except as set forth below, all decisions of the JDC shall be made by consensus, with the representatives from each Party having one collective vote.  If the JDC cannot reach consensus within ten (10) business days after it has first met and attempted to reach such consensus, the matter shall be referred to the Joint Steering Committee for resolution.

3.6                               Minutes of Committee Meetings.  The secretary of each Committee will finalize definitive minutes of such Committee’s meetings no later than thirty (30) days after the meeting to which the minutes pertain as follows:

3.6.1                     Distribution of Minutes.  Within ten (10) days after a meeting, the applicable secretary shall prepare and distribute to all members of such Committee draft minutes of the meeting.  Such minutes shall provide a list of any issues yet to be resolved, either within such Committee or through the relevant resolution process.

3.6.2                     Review of Minutes.  Members of each Committee shall have ten (10) days after receiving such draft minutes to provide comments to the secretary of such Committee.

3.6.3                     Discussion of Comments.  Upon the expiration of such second ten (10) day period, the Parties shall have an additional ten (10) days to discuss each other’s comments and finalize the minutes.  The chairperson and secretary of such Committee shall approve the minutes by signing and dating the minutes or by other means determined by the Committee.

3.7                               Expenses.  Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, a Committee.

4.                                      RESEARCH COLLABORATION.

4.1                               General.  Under the direction of the JRC, the Parties shall use Diligent Efforts to Research 11β HSD-1 Inhibitors (the “Research Collaboration”) and to recommend that certain Collaboration Compounds, Potential Development Candidates or BI Compounds meeting

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certain criteria (agreed upon by the JRC and Joint Steering Committee) be selected for further pre-clinical studies (each a “Development Candidate”) pursuant to Section 4.6.2.

4.2                               Research Plan.  The Parties will use Diligent Efforts to conduct the Research Collaboration in accordance with a Research Plan.  The Research Plan will set forth (i) the scope of the Research Collaboration and the resources that will be dedicated to the activities contemplated within the scope of the Research Collaboration, (ii) specific objectives for the term of the Research Plan which objectives will be updated or amended, as appropriate, by the JRC and reviewed and approved by the Joint Steering Committee and (iii) cost plan for such activities.  The Parties have agreed upon the initial Research Plan, which is attached as Exhibit 2 to this Agreement.

4.3                               Research Term.  The Research Collaboration shall commence on the Effective Date and continue for a period of forty-eight (48) months (the initial “Research Term”).  The Parties may agree to extend the Research Term by extending the Initial Research Funding Period as explained in further detail in Section 9.2.2 below.

4.4                               Records.  Each Party agrees to maintain proper records (the “Records”) in respect of its performance of the Research, including the procedures, techniques and methodologies used, the progress made, and any Inventions conceived and/or reduced to practice or otherwise made as part of the Research.  During the Research Term, each Party shall upon written request by the other Party, which shall not be unreasonably made, (a) make the Records available for inspection and review by the other Party during normal business hours; and (b) provide copies of the Records or any part(s) thereof to the other Party, as requested by said other Party.  As part of keeping the Records, each Party shall ensure that all of its personnel and all of its agents that are involved in the Research will keep accurate laboratory notebooks, which laboratory notebooks: (i) shall be duly signed, dated and witnessed; and (ii) shall be created and maintained in accordance with its standard operating procedures that would be sufficient to allow for said laboratory notebooks to be used in any proceedings before the United States Patent and Trademark Office, in order to establish the date of invention for any Inventions in accordance with United States patent Laws.

4.5                               Vitae’s Responsibilities.

4.5.1                     FTE’s.

(a)                                 Subject to BI’s payment of its research funding obligations set forth in Section 9.2, Vitae shall dedicate a minimum of **** FTE’s up to a maximum of **** FTE’s.  BI acknowledges that any FTE’s that Vitae will use to satisfy its FTE obligations under this Agreement may be **** employees based in China provided that no more than an average of three (3) **** employees are used to fulfill the minimum FTE requirements during any calendar quarter.  For avoidance of doubt, Vitae shall determine, in its sole discretion (notwithstanding any other provision in this Agreement), the number of additional FTE’s (above ten (10)) that Vitae shall dedicate to the Research Collaboration during the initial twenty-four (24) month portion of the Research Term; and neither BI nor the Joint Steering Committee have authority to require Vitae to commit more than the minimum FTE requirement

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specified above.  Vitae shall secure all appropriate covenants, obligations and rights from ****, including, but not limited to, confidentiality obligations, to ensure that **** is subject to, and **** can comply with, all of Vitae’s applicable covenants and obligations to BI under this Agreement.

(b)                                 The Parties may extend the Research Term by extending the Initial Research Funding Period as set forth in Section 9.2.2.

(c)                                  Vitae shall have no obligation to provide any FTE’s or perform any Research during any unfunded period of the Research Term (including unfunded portions of the extended Research Term), although Vitae may, at its sole discretion, agree to provide FTE resources during such time period in order to advance the Research Collaboration.  For avoidance of doubt, during any unfunded period of the Research Term, notwithstanding any other provision of this Agreement, Vitae shall have the sole discretion to determine whether it will commit any FTE’s and, if it commits such FTE’s, how many FTE’s it will commit during such time period; and neither BI nor the Joint Steering Committee have authority to require Vitae to commit any FTE resources during such time period.

4.5.2                     Reports.  Vitae shall work with BI to provide a report to the JRC at the end of each calendar quarter detailing the progress made on the Research Collaboration by the Parties.

4.5.3                     Vitae’s Activities.  Vitae shall use Diligent Efforts to perform all of its Research activities in accordance with the Research Plan and as determined by the JRC.

4.6                               BI’s Responsibilities.

4.6.1                     Potential Development Candidates.

(a)                                 All Collaboration Compounds shall be deemed initially to be Potential Development Candidates until such time that BI decides that any Potential Development Candidate has failed to meet the characteristics and/or properties described in Exhibit 2.  After such determination or decision regarding such compound, such compound shall no longer be deemed a Potential Development Candidate but rather shall be available to Vitae to select for Development and Commercialization for Non-Core Indications pursuant to the procedure outlined below.  The determination of whether a Potential Development Candidate has failed to meet the characteristics and/or properties described in Exhibit 2, as well as BI’s decision on Development Candidate Selection shall not be unreasonably delayed or withheld by BI.  For the avoidance of doubt, Vitae may not select any Potential Development Candidates for Development and Commercialization for Non-Core Indications but shall be free to Develop and Commercialize any Collaboration Compound that is not a Potential Development Candidate for Non-Core Indications as set forth in this Agreement.

(b)                                 Notwithstanding the above, Vitae may submit a request for selection of Potential Development Candidates for Non-Core Indications through the Joint Research Committee, subject to the following conditions:  (i) Vitae shall notify BI promptly of its request to select such Collaboration Compounds or Potential Development Candidates through the Joint Steering Committee as set forth in Section 3.3.2(k); (ii) such Potential

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Development Candidate is not actively being tested and progressed toward Development Candidate Selection according to the Preliminary Research Plan as described in Exhibit 2; and (iii) after Vitae’s notification, BI shall have a period of six (6) weeks to test such Collaboration Compound or Potential Development Candidate for eligibility as Development Candidate.  Should BI determine that such Collaboration Compound or Potential Development Candidate is eligible as Development Candidate, it shall continue to be treated as Potential Development Candidate.  However, should BI fail to select such compound as Development Candidate or backup Development Candidate within six (6) months after said determination, such compound shall be thereafter no longer be considered a Potential Development Candidate, and BI shall not have any further right to classify such Collaboration Compound as Potential Development Candidate, and Vitae shall be free to Develop and Commercialize such compound for Non-Core Indications.

(c)                                  The Parties understand and agree that BI shall have the final decision-making authority to Develop such Potential Development Candidate, Collaboration Compounds or BI Compounds which BI deems most promising.

(d)                                 Any Potential Development Candidate or Collaboration Compound selected by Vitae for Development and Commercialization in Non-Core Indications shall no longer be deemed a Potential Development Candidate and shall no longer be available to BI for selection as a Development Candidate.

4.6.2                     Development Candidate Selection.  BI and Vitae shall use Diligent Efforts to select Potential Development Candidates or BI Compounds that meet the Development Candidate and backup Development Candidate selection criteria agreed upon by the Parties.  If (i) Vitae recommends that BI selects a particular Potential Development Candidates, which in Vitae’s reasonable judgment satisfies the Development Candidate selection criteria agreed upon by the Parties, as a Development Candidate, and (ii) BI (a) declines to select such compound as a Development Candidate and (b) fails to select any Potential Development Candidate as a Development Candidate within twelve (12) months after Vitae’s first Development Candidate recommendation, or has not already selected any Potential Development Candidate as a Development Candidate, then any such Potential Development Candidate(s) rejected by BI as Development Candidates shall each remain a Collaboration Compound and shall no longer be considered a Potential Development Candidate, and Vitae shall have the right (but not the obligation) to pursue Development of such Collaboration Compound(s) at Vitae’s sole expense for Non-Core Indications pursuant to the procedure outlined in Section 4.6.1.

4.6.3                     BI Activities.  BI shall use Diligent Efforts to perform all in vivo and preclinical activities in accordance with the Research Plan and as determined by the JRC.

4.6.4                     Funding.  BI shall bear the costs and expenses in connection with fulfilling its obligations for the Research Collaboration in accordance with Sections 4.6 and 9.2.

4.6.5                     Reports.  BI will work with Vitae to provide a report to the JRC at the end of each calendar quarter detailing the progress made on the Research Collaboration by the Parties.  If key clinical or other data are obtained by BI between JRC, JDC or JSC meetings,

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BI shall promptly report such data to Vitae; and such reports should be substantially contemporaneous with the disclosure of the same data to BI’s senior management.

5.                                      DEVELOPMENT OF PRODUCTS.

5.1                               General.  BI shall use Diligent Efforts to Develop Products, and will have sole responsibility for the performance of all Development activities.  It is the intention of this Research Collaboration to move a minimum of one (1) Collaboration Compound or BI Compound into Development at the earliest opportunity.  Without limiting the foregoing, BI shall use Diligent Efforts to (i) advance at least one (1) primary and one (1) back-up Collaboration Compound or BI Compound for type 2 diabetes or another Core Indication ready for Phase I Studies; (ii) advance one (1) Product through Development in accordance with the stage gates identified in the then current Development Plan for such Product; (iii) efficiently Develop the Products; and (iv) obtain Marketing Authorization Approvals to market the Products in Major Markets (as contemplated in Section 8.2).  BI shall use Diligent Efforts to secure the necessary resources and will keep the applicable Committee informed with a summary of the progress of individual Studies and activities relating to Products as part of any changes to Development Plans and timelines.  Except as otherwise provided for in this Agreement (i.e., if Vitae exercises its Co-Development Option pursuant to Section 5.4), BI shall bear all costs and expenses associated with Development of Products.  The Development Plan (attached as Exhibit3) may be amended as necessary by BI following consultation with Vitae, provided that any amendments shall be consistent with BI’s Diligent Efforts obligation, including the minimum diligence obligations set forth in Section 5.2.

5.2                               Minimum Diligence.  Without limiting the foregoing, BI shall use Diligent Efforts to meet the diligence milestones set forth below (“Milestone Timing”) and to achieve the time periods set forth below for the lead Product/compound (i.e. the compound or Product that is the furthest advanced).  For avoidance of doubt, the Milestone Timings shall not apply to the second or any subsequent Products, or the second or any subsequent indications.  The Parties anticipate as of the Effective Date that the milestones set forth in Section 5.2.1 could be achieved on time if BI meets its Diligent Efforts obligations.

5.2.1                     Diligence Milestones.

Milestone	Milestone Timing
Initiation of first Phase I Study for a Core Indication	****
Initiation of first Phase IIb Study for a Core Indication	****
Initiation of first Phase III Study for a Core Indication	****

5.2.2                     Unforeseen Delays.  If BI uses Diligent Efforts to Develop a particular Product, but (i) BI’s results do not support further advancement of the applicable Product; or (ii) BI discontinues Development of a particular Product for a particular Core

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Indication due to Technical Failure and promptly commences advancement of a back-up Product for the same Core Indication, then the relevant Milestone Timing set forth in Section 5.2.1 shall be extended by a reasonable period of time necessary to perform or re-perform the Development with such Product or back-up Product.  For example, if a Phase I Study for a Product were to take one (1) year, generate ambiguous results and have to be repeated, then a reasonable period, up to one (1) year, would be added to the Milestone Timing specified above for the first Phase II Study for such back-up Product.

5.2.3                     Obligation to Notify Promptly of Delays.  In the event that BI determines that it will likely fail to achieve an applicable milestone with respect to any Product (other than First Commercial Sale) within the applicable Milestone Timing established above, BI shall inform Vitae and use Diligent Efforts to resolve the situation taking into due consideration any recommendation and suggestion of Vitae.

5.3                               Development Decisions/Progress.  In conducting Development activities, BI shall consult with the applicable Committee (i.e., JDC or Joint Steering Committee) and shall promptly and comprehensively share a summary of relevant information relating to Development activities with Vitae.  In addition, BI shall provide its proposals and suggestions for amending or otherwise modifying the Development Plan (including Development timelines) to Vitae through the applicable Committee.  Without limiting the foregoing, BI shall provide to such Committee updates of Development progress and efforts at least twice per year.

5.4                               Co-Development Option.  Vitae shall have the right, but not the obligation, to co-fund the global Development of one (1) Product by sharing between ten percent (10%) to twenty percent (20%) of all costs of the Phase III Studies for such Product in return for an increased royalty in accordance with Section 9.6.5(b) (the “Co-Development Option”).

5.4.1                     Procedure for Exercise of Option.  At least six (6) months prior to Initiation of Phase III Studies for each Product, BI shall provide Vitae with a budget for the estimated Development costs for such Phase III Studies.  To exercise its Co-Development Option, Vitae shall notify BI in writing at least thirty (30) days prior to the Initiation of Phase III Studies that it is exercising its Co-Development Option; such written notice shall also specify the percentage of expenses that Vitae will be co-funding.

5.4.2                     Reimbursement of Development Costs.  If Vitae exercises its Co-Development Option, it shall reimburse BI for Vitae’s specified share of any reasonable Development costs actually incurred by BI in performing such Phase III Studies from the Initiation of such Phase III Studies until the submission of an NDA with the FDA or the EMEA.  Vitae shall make its reimbursement payments in arrears on a quarterly basis within thirty (30) days after receipt of an invoice from BI.  For avoidance of doubt, reimbursable Development costs shall also include BI’s internal expenses (such as employees’ salaries or overhead expenses), as determined and calculated in accordance with BI’s normal operating protocols for internal development projects.  If actual Development costs for the Phase III Studies exceed BI’s initial budget forecast (provided to Vitae pursuant to Section 5.4.1) by more than ten percent (10%), then Vitae shall have the right to continue to share Development costs in accordance with the original budget (with a corresponding pro rata reduction in the royalty increase Vitae would

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be entitled to, as set forth in more detail in Section 9.6.5(b)), but shall not prevent or require Vitae to reduce its reimbursement percentage.

5.4.3                     Responsibility for Development.  BI shall remain solely responsible for Development and continue to have sole responsibility for all Development activities even if Vitae exercises its Co-Development Option.

6.                                      COMMERCIALIZATION.

6.1                               General.  BI shall use Diligent Efforts to Commercialize Products in the Major Markets.  No later than six (6) months before the First Commercial Sale of a Product, BI shall prepare and oversee the implementation of an overall commercialization plan (“Commercialization Plan”).  BI will present a summary of said Commercialization Plan to the Joint Steering Committee (or the appropriate subcommittee created by the Joint Steering Committee) for such Product.

6.2                               BI Responsibilities.  BI shall have the sole right and responsibility for Commercialization of Products for distribution and sale.  BI shall bear all costs and expenses associated with the Commercialization of Products.  Without limiting the foregoing, BI shall have the sole right and responsibility to perform the following responsibilities:

(a)                                 Receive, accept and fill orders for Products;

(b)                                 Distribute, sell, record sales and collect payments for Products;

(c)                                  Establish and modify the terms and conditions with respect to the sale of Products, including, but not limited to, the price or prices at which Products will be sold, any discount, rebates or other deductions applicable to payments or receivables, and similar matters; and

(d)                                 Record Product sales in its books of account.

6.3                               Promotional Materials, Samples and Labeling.

6.3.1                     Markings.  To the extent permitted or required by applicable Law, the package insert for all Products will indicate that the Product has been jointly discovered and developed by BI together with Vitae.  Labeling of Products shall include all required notices needed to comply with all statutory patent marking requirements and other legal notice requirements or best practices.

6.3.2                     Statements Consistent with Labeling.  BI shall ensure that sales representatives detail Products in a fair and balanced manner and consistent with the requirements of all applicable Laws.

6.3.3                     Samples.  BI shall ensure that all samples are labeled and distributed in accordance with applicable Law.

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6.4                               Biannual Reports.   BI shall provide the Joint Steering Committee twice a year with a management summary of the Commercialization activities for Products in reasonable detail sufficient for Vitae to determine (i) whether the Commercialization of Products proceeds in accordance with the relevant Commercialization Plan; and (ii) whether BI has met its Diligent Efforts obligations.

7.                                      MANUFACTURING AND INVENTORIES.

7.1                               Manufacturing.  BI shall use Diligent Efforts to manufacture or otherwise obtain supply of the requirements of formulated, packaged and labeled Products for Development and Commercialization, in accordance with all applicable Laws, current Good Manufacturing Practices and this Agreement.  BI shall be solely responsible for manufacturing, packaging and labeling of Product.

7.2                               Inventory.  BI shall maintain an inventory of Products in accordance with BI’s normal practices with the goal of ensuring fulfillment of global demand for Products.

8.                                      REGULATORY MATTERS.

8.1                               General(a).  BI shall be solely responsible for, and shall use Diligent Efforts in the Major Markets in connection with, the submission of information, communicating with, and seeking Marketing Authorization Approvals from, Governmental Authorities in respect of Products and will keep Vitae informed, through the Joint Steering Committee or applicable subcommittee, of all significant issues arising therefrom.

8.2                               Regulatory Submissions(a).   BI shall also be solely responsible for submission of drug approval applications for Products and will use Diligent Efforts in seeking Marketing Authorization Approval for Products in accordance with this Agreement in the Major Markets and such other countries as BI reasonably determines, following consultation with the applicable Committee.  Upon request of BI, Vitae shall provide such reasonable assistance as may be required by BI where liaison between the Parties is, or may be, necessary to enable BI to fulfill its responsibilities hereunder.  BI shall be responsible for maintaining the Marketing Authorization Approvals obtained under this Section 8.2, and BI shall solely own all such approvals in the Territory.  BI shall be fully responsible for bearing all costs and expenses associated with undertaking and completing said registration activities in the Territory, including, but not limited to, the costs of preparing and prosecuting applications for such Marketing Authorization Approvals and fees payable to regulatory agencies in obtaining and maintaining same.

8.3                               Drug Safety Information.  Both Parties shall comply fully with all applicable adverse event reporting recommendations and requirements in all countries where the Parties intend to carry out clinical trials and/or to market the Products and agree to exchange such information as may be necessary to achieve that end and to ensure that both Parties are completely informed regarding adverse events with Products.  This includes single case reports, together with an appropriate medical evaluation, as well as aggregate data, such as PSURs required by authorities.  Vitae shall provide BI with all information on the safety of 11β HSD-1 Inhibitors which is in Vitae’s possession as of the execution of this Agreement or thereafter.

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This includes all adverse event reports received in the past, published literature and previous actions taken by Vitae or by authorities due to safety issues.  The Parties agree that the most effective and efficient method for exchanging safety information is electronically.  If electronic transmission capability between the Parties is not possible or is interrupted, other methods for the exchange of safety information such as telefax or courier service will be used. Interruptions to electronic data transfer will be kept to a minimum.  The transfer of safety information between the Parties will be made in an electronic format that complies with the ICH Guidance on Data Elements for Transmission of Individual Case Safety Reports. Transmission procedures specified by the ICH Electronic Standards for the Transfer of Regulatory Information (ICH M2) will be used at such time as these come into force as defined either in the Step 5 Consensus Guideline, or by the date on which these standards are required by European authorities or the FDA to be implemented, whichever is the earlier.  Both Parties will execute and implement a detailed pharmacovigilance agreement pertaining to Products no later than six (6) months before the earlier of the following events:  (i) BI or Vitae is physically and/or legally able to distribute Products in the market, in a clinical trial or for whatever purpose, or (ii) BI or Vitae has a Marketing Authorisation Approval, a clinical trial authorisation, or has regulatory reporting obligations for any other reason.

8.4                               Recalls or Corrective Action(a).  BI shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawal or other corrective action related to Products that BI has Commercialized, provided, however, that BI shall to the extent practicable consult Vitae prior to making any such decision and take into account Vitae’s views and interests in making its decision, provided such consultation does not delay or endanger the recall process.  BI shall be solely responsible for all costs and expenses associated with such recall, market withdrawal or corrective action, including, but not limited to, all fines, fees and refunds to distributors and other customers unless it can be demonstrated that the recall was caused by any act, omission or breach of this Agreement by Vitae.  If BI recalls or withdraws a Product, and BI does not use Diligent Efforts to reintroduce such Product, after the initial recall or withdrawal, then upon written notice to BI, Vitae shall have the right, but not the obligation, to terminate this Agreement with respect to such Product in any market in which such Product was recalled or withdrawn; and such Product shall be deemed a Terminated Product.

8.5                               Events Affecting Integrity or Reputation(a).  During the Term, the Parties shall notify each other immediately of any circumstances of which they are aware and which could impair the integrity and reputation of Products or if a Party is threatened by or becomes aware of unlawful activity in relation to Products, including, but not limited to, deliberate tampering with or contamination of Products.  In any such circumstances, the Parties shall use Diligent Efforts to limit any damage to the Parties and/or to Products.  The Parties shall bring the matter to the attention of the other Party at the next Joint Steering Committee meeting to discuss and resolve such circumstances.

9.                          FINANCIAL PROVISIONS.

In consideration of the contributions and activities of Vitae under this Agreement and the rights granted by Vitae to BI hereunder, particularly the licenses set forth in Article 2 above, BI agrees to make the following payments as set forth in this Article 9:

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9.1                               Execution Payment(a).  Within ten (10) business days of (i) receipt of a written invoice, which shall be provided as soon as practicable after the Effective Date, and (ii) after BI’s receipt of a duly signed original of the Agreement, BI shall pay to Vitae a non-creditable, non-refundable amount of fifteen million dollars (US$15,000,000).

9.2                               Research Funding.

9.2.1                     Initial Research Collaboration.  During the initial twenty-four (24) months of the Research Term (the “Initial Funded Research Period”), BI shall pay Vitae eight hundred and twelve thousand, five hundred dollars (US$812,500) per quarter.  This research funding payment is based on an FTE rate of **** per FTE multiplied by **** FTE’s per year.  The installments shall be paid at the beginning of each calendar quarter provided that Vitae has provided a written invoice at least thirty (30) days prior to that date.  Vitae shall also provide a quarterly report setting forth the number of FTEs assigned to work on the Research Collaboration over the previous quarter.

9.2.2                     Research Collaboration Extension.  The Parties may agree to extend the Research Collaboration by extending the Initial Funded Research Period.  BI shall notify Vitae in writing at least ninety (90) days prior to the end of the Initial Funded Research Period (including any extensions) as to whether BI desires to continue funding Vitae FTE’s, as well as the number of FTE’s that BI intends to fund during the extended Initial Funded Research Period.  Vitae shall notify BI whether Vitae agrees to BI’s proposed extension within sixty (60) days after receipt of BI’s written notification.  The applicable FTE rate shall be equal to the original FTE rate of **** adjusted for inflation based on the increase in the Biomedical Research and Development Price Index (as determined by the Bureau of Economic Analysis (BEA), United States Department of Commerce), or successor index, over the applicable time period.  If the Initial Funded Research Period is extended, the Research Term shall be extended by the same time period.  For example, if the Parties agree to extend the Initial Funded Research Period by eighteen (18) months, then the Research Term shall likewise be extended for eighteen (18) months for all purposes under this Agreement.

9.2.3                     Other Expenses.  BI shall reimburse Vitae for all out-of-pocket expenses reasonably incurred by Vitae for external studies and other out-of-pocket non-FTE costs and expenses reasonably incurred as directed by the applicable Committee or specified in the applicable Research Plan (such as, for example, external in vivo studies), provided that such studies have been agreed beforehand with BI.

9.3                               Development and Regulatory Milestone Payments.  In the event BI achieves a Development or regulatory milestone specified below with respect to a Collaboration Compound or BI Compound, BI shall promptly, but in no event more than ten (10) days after the achievement of each such milestone, notify Vitae in writing of the achievement of such milestone.  BI shall pay to Vitae the non-refundable, non-creditable milestone payments as specified below within thirty (30) days of receipt of a written invoice to be provide by Vitae as soon as practicable following achievement of the particular milestone.  Notwithstanding the foregoing, if one or more Development milestones with respect to a particular Product does not occur, but a later Development milestone for the same Product is achieved, then all previous

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Development milestones for which the applicable milestone payments have not been made shall be paid at the time of achievement of such subsequent Development milestone.  The full milestone payments shall be payable only once for the first Product to reach the applicable milestone.  All milestone payments will apply whether Products are Developed and Commercialized as single or combination products.

9.3.1                     Development Milestones.

Development Milestones	Amount
Development Candidate Selection	US$ 8,000,000
Initiation of Phase I Studies	US$14,000,000
Initiation of Phase II Studies	****
Initiation of Phase III Studies	****

9.3.2                     Regulatory Milestones.

Regulatory Milestones	Amount
NDA Filing in the US	****
NDA Filing in a Major EU Country	****
NDA Filing in Japan	****
NDA Approval in the US	****
Marketing Authorization Approval in a Major EU Country	****
Marketing Authorization Approval in Japan	****

9.3.3                     Second and Subsequent Products.  The milestone payments set forth in Sections 9.3.1 and 9.3.2 shall be payable only once upon the first occurrence of a Product to reach each such milestone.  Milestone payments for the second and for each subsequent Product to reach each milestone shall be equal to fifty percent (50%) of the corresponding milestone payments set forth in Sections 9.3.1 and 9.3.2.

9.3.4                     Second and Subsequent Core Indications.  In addition to the milestone payments specified above upon achievement of the milestone for the first Core Indication for each Product, BI shall pay milestone payments equal to fifty (50%) of the regulatory milestone payments set forth in Section 9.3.2 for the second separate Core Indication (e.g., hypertension) for each Product, but not for label extensions to a primary diabetes indication.

9.4                               Commercialization Milestone Payments.  In the event that BI achieves a Commercialization milestone, BI shall promptly, but in no event more than sixty (60) days after the end of the calendar quarter in which the achievement of each such milestone occurred notify Vitae of the achievement such event.  The following non-refundable, non-creditable milestone payments will be payable one time only for the first Product to reach such milestone and will apply to such Product across all indications.  “Annual Net Sales” shall mean the cumulative, total worldwide Net Sales of a given Product in a given calendar year.

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9.4.1                     Commercialization Milestones.

Commercialization Milestones	Amount
Upon reaching US$1 billion in Annual Net Sales	****
Upon reaching US$2 billion in Annual Net Sales	****
Upon reaching US$3 billion in Annual Net Sales	****

9.4.2                     Second and Subsequent Products.  The milestone payments set forth in Section 9.4.1 shall be payable only once upon the first occurrence of a Product to reach each such milestone.  Milestone payments for the second and each subsequent Product to reach each applicable milestone shall be equal to fifty percent (50%) of the corresponding milestone payments set forth in Section 9.4.1.

9.5                               Requirements for Invoices.  All invoices provided by Vitae shall fulfill the requirements set forth in Exhibit 9.

9.6                               Royalties.

9.6.1                     Net Sales Royalties.  BI will make royalty payments based on Net Sales, on a Product-by-Product and country-by-country basis, from the date of the First Commercial Sale of each Product in each country until the expiration of the Royalty Term.  Such royalty payments shall be calculated based on year-to-date annual, aggregate, worldwide, Annual Net Sales of each Product (on a Product-by-Product basis), applying the tiered royalty rate shown below:

Annual Net Sales	Royalty
Annual Net Sales up to and including US$500,000,000	****
Annual Net Sales between US$500,000,001 and US$1,000,000,000	****
Annual Net Sales between US$1,000,000,001 and US$2,000,000,000	****
Annual Net Sales over US$2,000,000,000	****

For avoidance of doubt, the following example shall illustrate the royalty payment calculation:  Royalties on aggregate Net Sales of any Product in the Territory in a Calendar Year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels during such Calendar Year.  For example, if, during a Calendar Year, Net Sales of a particular Product were equal to USD 750,000,000, then the royalties payable would be calculated by adding (i) the royalties with respect to the first USD 500,000,000 at the first-level percentage of ****; and (ii) the royalties with respect to the next USD 250,000,000 at the second-level percentage of ****, for a total royalty of ****.

9.6.2                     Timing of Royalty Payments.  BI shall make all royalty payments within sixty (60) days following the end of each calendar quarter for Net Sales from the previous calendar quarter.

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9.6.3                     Bundling.  In the event that a Product is included as a “bundle” of products and/or services, BI may discount the bona fide list price of a Product by no more than the average percentage discount of all products in a particular “bundle,” calculated as [1-(A/B)] x 100, where “A” equals the total discounted price of a particular “bundle” of products, and “B” equals the sum of the undiscounted bona fide list prices of each unit of every product in such “bundle.”

9.6.4                     Royalties on Combination Products.  In the event that a Product is sold bundled with other products or in combination with other active, therapeutic components (“Other Product”) for a single price (“Combination Product”), then the royalty payments due on the Net Sales of the Combination Product will be adjusted as follows:

(a)                                 If the Product and the Other Product are sold separately, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the fraction, A/(A+B) where “A” is the mean gross selling price of the Product and “B” is the mean gross selling price of the Other Product.

(b)                                 If the Product and the Other Product are sold separately, but the mean gross selling price of the Other Product cannot be determined, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the fraction A/C wherein “A” is the mean gross selling price of the Product and “C” is the mean gross selling price of the Combination Product.

(c)                                  If the Product and the Other Product are sold separately, but the mean gross selling price of the Product cannot be determined, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the following formula:  one (1) minus B/C wherein “B” is the mean gross selling price of the Other Product and “C” is the mean gross selling price of the Combination Product.

(d)                                 If the Product and the Other Product are sold separately, but the mean gross selling price of neither the Product nor the Other Product can be determined, Net Sales of the Product shall be equal to Net Sales of the Product multiplied by a mutually agreed percentage.  If the Parties are unable to agree upon such a percentage, the dispute shall be resolved by arbitration pursuant to Section 15.7.

(e)                                  The mean gross selling price for a Product or Other Product shall be calculated for each country, once each calendar year, by dividing the sales amount by the units of the Product (based on BI’s audited records) and/or Other Product (based on data published by IMS or some other mutually agreed upon independent source).  In the initial calendar year, a forecasted mean gross selling price shall be used for the Product or Other Product, if no relevant sales occurred in the previous calendar year.  Any over or under payment due to a difference between forecasted and actual mean gross selling prices will be paid or credited in the first royalty payment of the following calendar year.

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9.6.5                     Royalty Adjustments.

(a)                                 Generic Competition.  The royalty payment due to Vitae (as set forth in Section 9.6.1) for sales of a particular Product in a particular country shall be reduced by fifty percent (50%) during any calendar quarter in which such Product faces Generic Competition.  “Generic Competition” means and shall be deemed to exist in a particular country in the Territory during a given calendar quarter with respect to a particular Product if during such calendar quarter, one or more Generic Products (other than a Generic Product sold by BI or its Affiliates or by a sublicensee under a license granted by BI or its Affiliate) were sold commercially in such country, and the Generic Products in the aggregate have a market share of twenty-five (25%) or more in that country (as measured by units sold based on data provided by IMS International, or if such data is not available, such other reliable data source as reasonably agreed upon by Vitae and BI).  If no data is commercially available, then the Parties shall agree upon a methodology for estimating the percentage unit-based market share of Generic Products in such country.

(b)                                 Co-Development Option.  If Vitae exercises its Co-Development Option with respect to a Product pursuant to Section 5.4, Vitae shall be entitled to an increased royalty rate for such Product as follows.  The applicable royalty rate from the table in Section 9.6.1 shall be increased by **** per 1% of Phase III Study Development costs shared by Vitae.  For example, if Vitae shares in ten percent (10%) of the Development costs for the Phase III Study for such Product, then the applicable royalty rate for each tier shall increase by **** (i.e., a **** royalty rate shall become ****).  If Vitae co-funds less than ten percent (10%) of the Development costs for the Phase III Study because actual expenses exceeded BI’s budget forecast by more than ten percent (10%), then Vitae shall still be entitled to an upward adjustment in the applicable royalty rate based on its percentage share of actual Development costs for the Phase III Study (in accordance with the formula set forth in this Section 9.6.5(b)).  For example, if Vitae ultimately shares in five percent (5%) of the actual Phase III Study Development costs, then the applicable royalty rate for each tier shall increase by **** (i.e., a **** royalty rate shall become ****).

9.7                               Net Sales Report.  Within sixty (60) days following the end of each calendar quarter, BI shall submit to Vitae a written report setting forth Net Sales in the Territory on a country-by-country and Product-by-Product basis during such calendar quarter and year-to-date, total royalty payments due Vitae in respect of Products and Combination Products, and information supporting the calculation of Net Sales of Products (“Net Sales Report”).

9.8                               Third Party Royalties.  BI shall be solely responsible for all royalties, milestone payments, fees or other amounts due to any Third Parties with respect to any intellectual property Covering a Product or otherwise necessary or useful for the Development and/or Commercialization of a Product or for conducting the Research Collaboration.

9.9                               Multiple Royalties.  No multiple royalties shall be payable because a Product, its manufacture, use or sale is or shall be Covered by more than one Valid Claim of a Vitae Patent, BI Patent or Joint Patent.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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9.10                        Equity Investment.  Contemporaneous with the execution of this Agreement, BI shall make an equity investment in Vitae of fifteen million dollars (US$15,000,000) pursuant to a share purchase agreement substantially in the form of the agreement attached as Exhibit 6.

9.11                        Payment Terms.

9.11.1              All sums due to Vitae shall be payable in United States dollars by bank wire transfer in immediately available funds to such bank account(s) as Vitae shall designate.

9.11.2              Except as otherwise set forth herein, all other payments due hereunder shall be paid within thirty (30) days following receipt of Vitae’s invoice.

9.12                        Currency.  When Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent United States funds.  The exchange rate will be the rate published by the European Central Bank, Frankfurt am Main, Germany, on the last business day of each calendar quarter in which such royalties accrued.

9.13                        Financial Standards.  All financial terms and standards (including any calculation of Net Sales, Development costs and financial payments due under this Agreement) shall be governed by and determined in accordance with normally accepted accounting principles (more specifically, the German Handelsgesetzbuch or HGB) and shall be consistent with BI’s audited consolidated financial statements.  Notwithstanding the above and notwithstanding the requirements or principles of the HGB, Net Sales shall be calculated in accordance with the formula specified in Section 1.72, and no deductions shall be allowed other than the deductions specifically enumerated in Section 1.72.  For avoidance of doubt, there shall be no deduction from Net Sales for bad debt allowances or bad debt expenses.

9.14                        Late Payments.  Any payment that is not paid within two (2) business days of the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable Law, at an annual rate equal to the one (1) month LIBOR plus two percent (2%) for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.

9.15                        Tax Withholding, Financial Records and Audits.

9.15.1              Tax Withholding.  If laws or regulations require BI to withhold any taxes from royalty or advance payments made to Vitae under this Agreement, then such taxes shall be deducted by BI as required by law from such remittable royalty, milestone, FTE or similar payments and shall be paid by BI to the proper tax authorities.  Official receipts of payment of any withholding tax shall be secured and sent to Vitae as evidence of such payment.  The Parties shall exercise their best efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any relevant tax treaty.

9.15.2              Financial Records and Audits.  BI shall keep accurate and complete records of all financial information needed to calculate Net Sales and/or any payments

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due to Vitae under this Agreement, including, but not limited to, all such records for the BI Group.  BI shall retain records relating to Net Sales and/or any payments made to Vitae during the three (3) preceding calendar years.  At Vitae’s request such records shall be made available for inspection, review and audit, during normal business hours and with reasonable advance notice to BI, by an independent certified public accountant, or the local equivalent, appointed by Vitae and reasonably acceptable to BI for the purpose of verifying the accuracy of the BI Group’s accounting reports and payments pursuant to this Agreement and report to Vitae the findings (but not the underlying data) of said examination of records as are necessary to evidence that BI has complied with its payment and other financial obligations under Section 9 of this Agreement.  A copy of any report provided to Vitae by the accountant shall be given concurrently to BI.  Vitae may perform such an audit no more than once per calendar year.  Vitae shall be responsible for all costs and expenses incurred in performing any such audit unless the audit discloses at least a five percent (5%) shortfall, in which case BI shall bear the full cost of the audit.  Vitae shall be entitled to recover any shortfall in payments as determined by such audit, plus interest thereon, calculated in accordance with Section 9.14.  If said examination of records reveals any overpayment(s) of royalties, then Vitae shall credit the amount overpaid against BI’s future royalty payment(s).

10.                               CONFIDENTIAL INFORMATION.

10.1                        Definition.  “Confidential Information” means confidential or proprietary information, data or know-how, whether provided in written, oral, visual or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including, but not limited to, the terms of this Agreement and information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products, including, but not limited to BI Know-How, Vitae Know-How and Joint Know-how, as applicable. Confidential Information shall not include any such information that:  (i) is already known to the Receiving Party or its Affiliates (other than under an obligation of confidentiality) at the time of disclosure (as evidenced by written records of the Receiving Party); (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party or its Affiliates; (iii) is disclosed to the Receiving Party or its Affiliates by a Third Party who had no separate nondisclosure obligation in respect of such information; or (iv) is independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information of the Disclosing Party (as evidenced by written records of the Receiving Party).  The terms of this Agreement shall be deemed Confidential Information of each Party.  The Parties agree that with respect to the Vitae Intellectual Property Vitae shall be deemed the Disclosing Party, and with respect to BI Intellectual Property BI shall be deemed the Disclosing Party.  With respect to Joint Intellectual Property, both Parties are deemed the Receiving Party.

10.2                        Confidentiality.  The Receiving Party shall keep in confidence all Confidential Information of the Disclosing Party with the same degree of care it employs to maintain the confidentiality of its own Confidential Information, but no less than a reasonable degree of care.  The Receiving Party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its own and its Affiliates’ employees, agents, sublicensees and subcontractors who have a need to know such Confidential Information to implement the terms of this Agreement.

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A Receiving Party shall advise any employee, agent, sublicensees and subcontractors who receives Confidential Information of such obligations, and the Receiving Party shall ensure (through enforcement of written agreements or otherwise) that all such employees, agents, sublicensees and subcontractors comply with such obligations as if they had been a Party hereto.  The Receiving Party will be liable for breach of this Article 10 by any of its employees, agents, sublicensees and subcontractors.

10.3                        Permitted Disclosure and Use.  The Receiving Party shall have the right to disclose Confidential Information if, (i) in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is required by any applicable Laws (including the rules of any stock exchange), provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party and the Receiving Party seeks confidential treatment of such Confidential Information to the maximum extent permitted by the relevant Governmental Authority; or (ii) a court, tribunal, administrative agency or other Governmental Authority orders such disclosure, provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party to permit the Disclosing Party to intervene and to request protective orders or other confidential treatment.  The Receiving Party will cooperate reasonably with any such efforts by the Disclosing Party.  Furthermore, notwithstanding any other provision of this Agreement, Vitae may disclose Confidential Information as necessary in connection with any financing, merger or similar transaction, subject to confidentiality, or as necessary to obtain legal or financial advice from its attorneys, accountants and legal or financial advisors, provided, however, that Vitae shall limit such disclosure to the extent possible including the provision of redacted documents.  The Parties shall also be permitted to make disclosures consistent with, and pursuant to, Sections 15.1 (Publications) and 15.2 (Public Announcements).

10.4                        Return.  Upon termination of this Agreement, the Receiving Party shall return or destroy all documents or other media containing Confidential Information of the Disclosing Party with the exception of one (1) copy for the sole purpose of monitoring and documenting the confidentiality obligations hereunder.

10.5                        Remedies.  Money damages will not be an adequate remedy if this Article 10 is breached and, therefore, either Party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief against such breach or threatened breach without the necessity of posting any bond or surety.

10.6                        Survival.  This Article 10 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

10.7                        Internet Mail Encryption.  The Parties undertake to protect Confidential Information (including but not limited to patent-related, scientific or technical information) against unauthorized access by Third Parties.  If Confidential Information is communicated via internet mail, use of internet mail encryption technology is compulsory (for direct communication between the parties, BI provides for a suitable technology at http://guides.boehringer-ingelheim.com/ime.htm free of charge).

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11.                               REPRESENTATIONS AND WARRANTIES.

11.1                        Mutual Representations and Warranties.  Vitae and BI each represents and warrants to the other as of the Effective Date:

11.1.1              Such Party (i) is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (ii) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; and (iii) has or will obtain all necessary licenses, permits, consents, or approvals from or by, and has made or will make all necessary notices to, all Governmental Authorities having jurisdiction over such Party, required for performance of this Agreement;

11.1.2              The execution, delivery and performance of this Agreement by such Party (i) are within the corporate power of such Party; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not conflict with any provision of the organizational documents of such Party; (iv) will not, to the best of such Party’s knowledge, violate any Laws or any order or decree of any court or Governmental Authority; and (v) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Party is a party, or by which such Party is bound;

11.1.3              This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

11.1.4              No governmental authorization, consent, approval except Marketing Authorization Approvals, license, registration, filing or exemption therefrom with any court or other Governmental Authority is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection therewith; and

11.1.5              Neither such Party nor, to the best of either Party’s knowledge, any of its employees has been debarred by the FDA (or similar action by the EMEA), or subject to an FDA debarment investigation or proceeding (or similar proceeding of EMEA) for any reason.

11.2                        BI Representations and Warranties.  BI represents, warrants and covenants to Vitae as of the Effective Date:

11.2.1              BI has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration, and BI has entered into this Agreement based on its own independent due diligence investigation and evaluation;

11.2.2              Neither BI nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of BI’s rights granted under this Agreement;

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11.2.3              Exhibit 5 is a complete and accurate list of the BI Compounds as of the Effective Date, and Exhibit 5 completely and accurately describes BI’s plans for structural variation for lead optimization of BI Compounds as of the Effective Date;

11.2.4              BI is the sole and exclusive owner of or has obtained exclusive licenses to the BI Patents and BI Know-How;

11.2.5              BI (i) has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in BI Patents, or any component of the BI Know-How, and (ii) there is no Patent owned or controlled by BI, other than the BI Patent rights, in case of either (i) or (ii), that would prevent Vitae and/or the BI Group and subcontractors from Researching, Developing and/or Commercializing Products as set forth herein, and from exploiting its rights granted under Section 2.1;

11.2.6              BI has no knowledge of the existence of any Patent or intellectual property right (other than any patent application) controlled by a Third Party that would materially conflict with the grant of the license set forth in Section 2.1.2 of this Agreement or potentially claim the composition of matter or use of 11β HSD-1 Inhibitors with the exception of those BI Compounds which might be Covered by Third Party intellectual property rights as set forth in Exhibit 8;

11.2.7              To BI’s knowledge, there are no claims, judgments or settlements against, pending with respect to BI Patents or any component of BI Know-How, and BI has not received written notice that any such claims, judgments or settlements are threatened; and

11.2.8              BI is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

11.3                        Vitae Representations and Warranties.  Vitae represents and warrants to BI as of the Effective Date:

11.3.1              Vitae has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration, and Vitae has entered into this Agreement based on its own independent assessment and evaluation;

11.3.2              Vitae has furnished BI with all material information that is in Vitae’s possession and was requested by BI concerning Vitae’s 11β HSD-1 Inhibitor program, and, to Vitae’s knowledge, such information is accurate and complete in all material respects.

11.3.3              Neither Vitae nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of Vitae’s rights granted under this Agreement;

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11.3.4              Vitae is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

11.3.5              All of the Vitae Patents listed on Exhibit 1 are pending and have not been abandoned as of the Effective Date;

11.3.6              Vitae is the sole and exclusive owner of, or has obtained exclusive licenses to, the Vitae Patents and Vitae Know-How;

11.3.7              Vitae (i) has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Vitae Intellectual Property that would prevent Vitae and/or the BI Group and subcontractors from Researching, Developing and/or Commercializing Products as set forth herein, and from exploiting its rights granted under Section 2.1; and (ii) there is no intellectual property right, in particular no Patent, owned or controlled by Vitae or its Affiliates (except an Acquiring Entity), other than the Vitae Intellectual Property, that would prevent Vitae and/or the BI Group and subcontractors from Researching, Developing and/or Commercializing Products as set forth herein, and from exploiting its rights granted under Section 2.1.  Should there, nevertheless, exist any such intellectual property rights owned or controlled by Vitae or Vitae’s Affiliates (except an Acquiring Entity) on or after the Effective Date, Vitae shall, and ensure that its Affiliates (except an Acquiring Entity) shall, then grant to BI free of additional charge and in accordance with the terms of this Agreement a non-exclusive license under such intellectual property rights in such a manner that BI, its Affiliates and sublicensees and subcontractors (as set forth in Section 2.2.1) may continue to exercise its rights granted hereunder, in particular, its right to Research, Develop and Commercialize the Potential Development Candidates, Development Candidates and Products without any interruption or restraint from Vitae or its Affiliates (except an Acquiring Entity); provided, however, that with respect to Patents licensed to Vitae and/or its Affiliates (except an Acquiring Entity), such license requirement will apply only to such extent that Vitae and/or its Affiliates (except an Acquiring Entity), as applicable, has the right to sublicense their respective rights in and to such Patents to BI, its Affiliates and sublicensees and subcontractors, without payment of additional consideration to their respective licensors (unless BI agrees to pay such additional consideration).

11.3.8              Vitae has no knowledge of any Patents or other intellectual property right (other than any patent applications) owned or controlled by a Third Party that would materially conflict with the grant of rights by Vitae to BI under this Agreement; and

11.3.9              There are no claims, judgments or settlements against, pending with respect to the Vitae Patents or any component of Vitae Know-How; and Vitae has not received written notice that any such claims, judgments or settlements are threatened, and, to Vitae’s knowledge, there are no such claims, judgments or settlements are threatened.

11.3.10                   Vitae is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

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11.4                        Disclaimer of Warranty.  Except for Sections 11.1, 11.2 and 11.3, nothing in this Agreement shall be construed as a representation or warranty by either Party (i) that any Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks or other intellectual property rights of any Third Party; (ii) regarding the effectiveness, value, safety, non-toxicity or patentability of any technology, Products or any results provided by either Party pursuant to this Agreement; or (iii) that any Product will obtain Marketing Authorization Approval.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES AND EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM ANY COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE.

12.                               INDEMNIFICATION.

12.1                        Indemnification by BI.  Subject to Section 12.3, BI shall defend, indemnify and hold harmless Vitae and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (i) BI’s negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) breach by BI of any of its representations, warranties, covenants or agreements under this Agreement, or (iii) the Development, Commercialization, manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Products by BI, its Affiliates, agents, subcontractors or sublicensees, except to the extent as set forth in Section 12.2.

12.2                        Indemnification by Vitae.  Subject to Section 12.3, Vitae shall defend, indemnify and hold harmless BI and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (i) Vitae’s negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) breach by Vitae of any of its representations, warranties, covenants or agreements under this Agreement, or (iii) the Development, Commercialization, manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Non-Core 11β HSD-1 Inhibitors or Products by Vitae, its Affiliates, agents, subcontractors or sublicensees, except to the extent as set forth in Section 12.1.

12.3                        Procedure for Indemnification.

12.3.1              Notice.  Each Party (“Indemnified Party”) will notify promptly the other Party (“Indemnifying Party”) in writing if it becomes aware of a Claim (actual or potential) by any Third Party or any proceeding (including any investigation by a Governmental Authority) (“Third Party Claim”) for which indemnification may be sought and will give such related information as the Indemnifying Party shall reasonably request.

12.3.2              Defense of Claim.  The Indemnifying Party shall defend or control the defense of Third Party Claims.  The Indemnifying Party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party

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pursuant to the terms of this Agreement.  The Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel related to such proceeding.  In any such proceeding, the Indemnified Party, at its sole expense, shall have the right to retain its own counsel.  Neither Party shall settle any Third Party Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, refused, conditioned or delayed.  The Indemnified Party shall cooperate in all reasonable respects in the defense of such Third Party Claim, as requested by the Indemnifying Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any such Third Party Claim, unless such settlement includes an unconditional release of the Indemnified Party from all liability on such Claims.

12.4                        Insurance.  During the Term of this Agreement, the Parties shall obtain and maintain at their sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of the Development and Commercialization of any Product and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry and appropriate to cover each Party’s indemnification obligations hereunder.

13.                               PATENTS.

13.1                        Ownership of Inventions.

13.1.1              Each Party shall promptly disclose to the other Party all Inventions made under the Agreement during the Term.  Each Party shall own all right, title and interest in and to any Inventions invented solely by such Party.  Each Party shall own a fifty percent (50%) undivided interest in all Joint Inventions.  Except as expressly provided in this Agreement and subject to any restrictions therein, each joint owner may make, use, sell, keep, license, assign, or mortgage such Joint Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner, provided that any such assignment, license or other disposition or use (i) shall at all times be and remain subject to the grants of rights and accompanying conditions and obligations with respect thereto under this Agreement, and (ii) allow the Parties to exercise their rights and perform their obligations under this Agreement, in particular to Research, Develop and Commercialize Products in at least the same scope as prior to such assignment, license or other disposition.  Inventorship for Inventions, including Joint Inventions, shall be determined in accordance with the patent laws of the United States (Title 35, United States Code).

13.1.2              Upon initiation of the first Phase I Study for a Development Candidate pursuant to Section 1.86, such Vitae Patent(s) which specifically Cover(s) the composition of matter for such Development Candidate shall be jointly owned by the Parties.  In addition, Vitae shall provide BI with copies of all related Patent documentation (i.e., all search reports, correspondence with the competent patent offices and other documents relating to the prosecution or maintenance of such Vitae Patents).  Vitae shall assign, transfer and convey, also

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on behalf of its Affiliates (other than any Acquiring Entity), on the condition precedent of initiation of the first Phase I Study (“Assignment Date”) to BI co-ownership rights in such Vitae Patent(s) in all countries, in particular the right to be named and entered into national and regional patent registers as co-owner of said Vitae Patent(s).  Vitae shall perform all acts necessary to vest joint ownership in BI in said Vitae Patents, including execution and delivery of all declarations, certificates and other documents, and entry into additional agreements with BI, if necessary.  If it is necessary to obtain the consent of Lighthouse Capital Partners V, L.P. (“Lighthouse”) to effect a valid assignment to BI pursuant to this Section 13.1.2 and Vitae determines that it will not be able to obtain such consent from Lighthouse as of the Assignment Date, then Vitae will do all acts necessary to effect the aforementioned assignment, including paying to Lighthouse the full amount of any outstanding loans made to Vitae, thereby terminating its agreement with Lighthouse, prior to the Assignment Date.  In the event that (i) it is necessary to obtain such consent for the aforementioned purpose and Vitae has not obtained such consent upon Assignment Date, or (ii) Vitae has not performed all necessary acts for giving the effect of the assignment upon Assignment Date at the latest, then BI shall be entitled to make any outstanding payments hereunder directly to Lighthouse and deduct such amounts from any royalties or regulatory milestone payments due hereunder in order to satisfy any outstanding loans of Vitae vis-à-vis Lighthouse.

(a)                                 Vitae shall inform BI in writing after co-ownership in said Vitae Patents has been established in a valid manner.  Upon assignment of said co-ownership rights, such Vitae Patent(s) shall be deemed and treated as Joint Patent(s).

(b)                                 Any costs, expenses or other fees incurred pursuant to this Section 13.1.2, in particular any governmental, notarization, legalization or official fees, for or in connection with the transfer and assignment of the co-ownership rights in said Vitae Patent(s) and the transfer of any related Patent documentation shall be reimbursed by BI within thirty (30) days after receipt of an invoice (detailing value added tax separately) and proper documentation for such fees.

(c)                                  For avoidance of doubt, Vitae shall be required to assign co-ownership rights to only one Vitae Patent per Development Candidate per jurisdiction or country.  Vitae shall not be required to assign Vitae Patents not Covering the composition of matter for a Development Candidate or any Vitae Patents with broad generic claims, even if such Development Candidate may be within the scope of such generic claims.  In each jurisdiction or country, Vitae shall assign co-ownership rights to the single Vitae Patent containing the narrowest claims that still Cover the Development Candidate.  In addition, if there is already a Joint Patent that specifically Covers the composition of matter for such Development Candidate in a country/jurisdiction, Vitae shall not be required to assign co-ownership rights to any other Vitae Patents.

13.2                        Prosecution and Maintenance of Patents.  During the Term of this Agreement, except as otherwise set forth in this Section 13, Vitae and BI shall closely cooperate in filing, prosecuting and maintaining the Vitae Patents and the Joint Patents using mutually agreed upon Patent Counsel.  BI shall have the right and obligation to file, prosecute and maintain the BI Patents and the BI Life-Cycle Patents.  Each Party shall keep the other Party

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informed as to the status of any Patents Covering the Collaboration Compounds or the BI Compounds, and shall consult the other Party with respect to major strategic decisions.

13.2.1              Selection of Patent Counsel.  Within three (3) months following the Effective Date, the Parties shall agree on a qualified US outside patent counsel (“Patent Counsel”) who shall be engaged by both Parties for filing, prosecuting and maintenance of the Vitae Patents and Joint Patents.  The Parties shall also agree in parallel on a substitute Patent Counsel to be engaged only for those cases where, for any reason, the first Patent Counsel is unable to handle a particular patent matter on behalf of Vitae or BI.  After the Patent Counsel is selected, Vitae shall within three (3) months instruct its Patent attorneys or agents to promptly transfer all files, including all outstanding office actions and any other significant patent documents relating to existing Vitae Patents to the Patent Counsel.  The Patent Counsel shall within two (2) months after having received all files and documents relating to the Vitae Patents arrange for BI to be registered as the exclusive licensee at all patent authorities where such registration is required or legally possible.  The Parties shall thereafter ensure that any arising Vitae Patents and any Joint Invention Patents are filed, prosecuted and maintained by Patent Counsel.  Vitae and BI shall confer and jointly instruct the Patent Counsel to supervise foreign (i.e., outside of the United States) patent filing, prosecution and maintenance, and shall select (in consultation with Vitae and BI) qualified foreign patent agents in each jurisdiction to file, prosecute and maintain Vitae Patents and Joint Patents in each such jurisdiction.  The Patent Counsel shall regularly advise Vitae and BI of the status of all pending Vitae Patent applications and pending Joint Patent applications, including the status of any related hearings or other proceedings, and provide Vitae and BI copies of all documentation concerning such applications and all correspondence to and from any Governmental Authority.  BI shall, at its discretion, either use qualified in-house patent counsel or retain qualified outside patent counsel to file, prosecute and maintain BI Patents and BI Life-Cycle Patents.  If BI chooses to retain outside patent counsel, it shall have sole discretion to select such patent counsel, except that it may not select a law firm or attorney that has an existing conflict with respect to Vitae.  BI shall regularly advise Vitae of the status of all pending BI Patent applications and pending BI Life Cycle Patent applications, including the status of any related hearings or other proceedings, and provide Vitae, upon Vitae’s request, copies of all documentation concerning such applications and all correspondence to and from any Governmental Authority with respect to BI Patents.

13.2.2              Decision-Making.

(a)                                 Each Party shall solicit the other Party’s advice and review of BI Patent applications,  Vitae Patent applications and Joint Patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and shall take into account the other Party’s reasonable comments; provided that, subject to Sections 13.2.4 and 13.2.5 below and BI’s primary responsibility in the following sentence, Vitae shall have the final decision-making authority with respect to any action relating to any Vitae Patent and any Joint Patent, and BI shall have the final decision-making authority with respect to any action relating to any BI Patent and any BI Life Cycle Patent.  However, upon initiation of the first Phase I Study pursuant to Section 1.86, BI shall have primary responsibility for maintaining, prosecuting and defending such Vitae Patent(s) assigned pursuant to Section 13.1.2 and any other Joint Patents that Cover the composition of matter for the respective Development Candidate provided that such activities do not limit the scope or enforceability of said Patents

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that would be detrimental to the interests of Vitae.  If any activities of or on behalf of BI limit the scope or enforceability of said Patents, then Vitae is entitled to veto or require the performance of such activities/decisions, as applicable such that any limit on the scope or enforceability of said Patent does not detrimentally affect the interests of Vitae.  Otherwise, BI shall have the final decision-making authority with respect to all activities/decisions not vetoed or otherwise required by Vitae.

(b)                                 Within the first ten (10) months of the priority period, Vitae and BI shall confer about the countries outside the United States in which corresponding applications should be filed (“OUS Filings”).  It shall be presumed that a corresponding Patent Cooperation Treaty (“PCT”) application will be filed unless otherwise agreed by the Parties within the first ten (10) months of the priority period.  In case a PCT application is filed, the Parties shall consult regarding the countries for which the application should enter into the national phase no later than twenty-six (26) months after the earliest priority date.  If the Parties fail to reach agreement about OUS Filings or the country scope for entering the national phase of countries designated in a PCT application, then BI will have final decision-making authority with respect to any BI Patent or any BI Life Cycle Patent, and Vitae shall have final decision-making authority with respect to any Vitae Patent or Joint Patent, however subject to BI’s primary responsibility under Section 13.2.2(a).  If the Party with final decision-making authority declines to file a particular Patent application in a particular country or jurisdiction, then the other Party may exercise its step-in rights (pursuant to Sections 13.2.4 and 13.2.5) by filing such Patent application in such country or jurisdiction at its own expense.

13.2.3              Patent Prosecution and Maintenance Expenses.  BI shall be solely responsible for all costs incurred in connection with the filing, prosecution or maintenance of Vitae Patents, Joint Patents, BI Patents and BI Life-Cycle Patents, including, but not limited to, (i) filing fees, (ii) attorneys’ fees and other expenses associated with application preparation, prosecution, and maintenance, (iii) all costs associated with reexamination, oppositions and interference proceedings in the United States Patent and Trademark Office and/or the United States Courts, (iv) translation fees, (v) maintenance fees and annuities, including any service fees paid to an annuity payment service provider and (vi) attorneys’ fees and filing fees associated with protest or appeal proceedings.  Notwithstanding the foregoing, Vitae shall be responsible for all costs associated with re-examination, oppositions, appeals and interference proceedings of Vitae Patents and/or Joint Patents, which are unnecessarily caused by Vitae’s actions.

13.2.4              BI’s Step-In Rights.  BI shall have the right, but not the obligation, to assume responsibility for any Vitae Patent or Joint Patent which Vitae intends to abandon or otherwise cause or allow to be forfeited.  Vitae shall give BI notice of its intent to abandon a Vitae Patent or Joint Patent in a particular country or jurisdiction within a reasonable period prior to a possible loss of rights, and BI shall thereafter have the right through Patent Counsel, at BI’s sole expense, to prepare, file, prosecute and maintain such Vitae Patents or Joint Patents in such country or jurisdiction.

13.2.5              Vitae’s Step-In Rights.  Vitae shall have the right, but not the obligation, to assume responsibility for any BI Patents that BI intends to abandon or otherwise cause or allow to be forfeited.  BI shall give Vitae notice of its intent to abandon any Patents assigned to BI pursuant to Section 13.1.2 in a particular country or jurisdiction within a

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reasonable period prior to a possible loss of rights, and Vitae shall thereafter have the right through Patent Counsel, at Vitae’s sole expense, to prepare, file, prosecute and maintain such BI Patents and/or Patents assigned to BI pursuant to Section 13.1.2 in such country or jurisdiction.  Notwithstanding the above, in the event that BI elects not to file, prosecute or maintain a BI Patent or Joint Patent or claims in a BI Patent or Joint Patent that would affect the royalty owed Vitae under this Agreement, BI will reimburse Vitae for all out-of-pocket expenses incurred by Vitae in connection with Vitae’s continued prosecution and maintenance of such Patent.

13.2.6              Execution of Documents by Agents.  Each of the Parties shall execute, or have executed by its appropriate agents, such documents as may be necessary to obtain, perfect or maintain any Patent rights filed or to be filed pursuant to this Agreement, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent rights.

13.2.7              Patent Term Extensions.  BI shall have the right but not the obligation to seek extensions of the terms of any Vitae Patents, Joint Patents, BI Patents, BI Life-Cycle Patents and Patents assigned to BI pursuant to Section 13.1.2 Covering a Product.  At BI’s request, Vitae either shall authorize BI to act as Vitae’s agent for the purpose of making any application for any extensions of the term of such Patents or shall diligently seek to obtain and maintain such extensions, in either event, at BI’s sole expense.  BI shall consult with Vitae prior to its decision to seek a Patent term extension with respect to Vitae Patents, Joint Patents, BI Patents and Patents assigned to BI pursuant to Section13.1.2, provided, however, that when the Parties hereto cannot reach an agreement for these Patents, BI shall have the right to determine which Vitae Patents, BI Patents, Joint Patents, or BI Life-Cycle Patents to apply for Patent term extension in the Territory.  In countries where more than one Patent term extension per Patent owner and per registered Product can be applied for, each Party shall have the right to request Patent term extension.  For countries where only one registered Product per Patent can be extended, BI shall have final decision-making authority as to which Product the extension is applied.  BI shall be responsible for listing to the “Approved Drug Products with Therapeutic Equivalence Evaluation” (known as the “Orange Book”) in case of United States, and any and all similar procedures in the other countries, provided, however, that BI shall consult with Vitae in advance.

13.2.8              Supplementary Protection Certificates.  At BI’s request and sole expense, Vitae shall seek to obtain, and maintain until expiry, any SPC’s based on Vitae Patents or Joint Patents, excluding those Patents assigned to BI pursuant to Section 13.1.2, for which BI shall seek to obtain, and maintain such SPCs.  Alternatively, at BI’s request and sole expense, Vitae shall authorize BI to obtain SPC’s based on such Vitae Patent or Joint Patent on Vitae’s behalf and provide reasonable assistance and information therefor as well as for the Patents assigned to BI pursuant to Section 13.1.2.  Where BI holds the relevant Marketing Authorization, BI shall at its sole discretion provide to Vitae a copy of said Marketing Authorization and any information necessary for the purpose of obtaining an SPC based on such Vitae Patent or Joint Patent.  For clarity, BI shall reimburse Vitae for any expenses incurred by Vitae in obtaining an SPC that has been requested by BI.  BI shall be responsible, at its sole expense, for obtaining SPC’s based on BI Patents, or BI Life-Cycle Patents and those Patents assigned to BI pursuant to Section 13.1.2.

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13.3                        Patent Infringement.  With respect to any and all Claims instituted by Third Parties against Vitae or BI or any of their respective Affiliates for patent infringement involving the manufacture, use, license, marketing or sale of a Product during the Term (each, a “Patent Infringement Claim”) as applicable, Vitae and BI will assist one another and cooperate in the defense and settlement of such Patent Infringement Claims at the other Party’s request.  The Parties agree to respond to or defend against any Patent Infringement Claims as follows:

13.3.1              Without limiting any of its obligations under Section 13.1, BI shall have the primary right to manage the defense of the Parties against a Patent Infringement Claim, at BI’s sole expense.  If BI elects to exercise such right as to a Patent Infringement Claim, Vitae shall cooperate with BI at BI’s request and expense, and shall have the right to be represented by counsel selected and paid for by Vitae.  If BI elects not to exercise such right as to the Patent Infringement Claim, Vitae may defend such Patent Infringement Claim, at Vitae’s expense, and BI shall cooperate with Vitae at Vitae’s request and shall have the right to be represented by counsel selected and paid for by BI.

13.3.2              The Party managing the defense against a Patent Infringement Claim shall also have the right to settle such Patent Infringement Claim, on terms deemed appropriate by such Party, provided, however that any such settlement must include a full and unconditional release from all liability of the other Party and may not adversely affect the rights of the other Party without such other Party’s prior written consent (such consent not to be unreasonably withheld or delayed).  Moreover, any settlement that (i) results in cross-licensing, (ii) results in sublicenses to Third Parties, (iii) otherwise affects the Vitae Patents or Joint Patents, (iv) would have the effect of reducing royalties payable to Vitae under this Agreement or (v) includes any liability or admission on behalf of Vitae, shall be subject to Vitae’s prior written consent, which shall not be unreasonably withheld or delayed.

13.4                        Infringement of Patents.  In the event that Vitae or BI becomes aware of actual or threatened infringement of any Vitae Patents, BI Patents, and/or Joint Patents within the Field during the Term, that Party will promptly notify the other Party in writing.  BI will have the primary right, but not the obligation, to bring an infringement action under any Vitae Patents, BI Patents, and/or Joint Patents against any Third Party including the defense against counter-claims of invalidity and unenforceability.  If BI elects to pursue such infringement action, BI shall be solely responsible and have the full control of the proceedings and any recoveries (including settlements) will be applied as follows:  (i) first to reimburse BI for any expenses incurred in respect of such action; (ii) second to reimburse Vitae for any expenses incurred in respect of such action; and (iii) ) if the infringement action is brought under any Vitae Patents, BI Patents or Joint Patents, any remaining amounts will be divided equally between the Parties.  If BI elects to pursue such infringement action, Vitae may be represented in such action by attorneys of its own choice and at its own expense, with BI having the lead in such action, subject to recovery of such expenses as set forth above.  Vitae shall cooperate with and support BI at BI’s request in such infringement procedure.  During the Term, in the event that BI does not use Diligent Efforts to pursue such an infringement action, Vitae will be permitted to do so, at Vitae’s sole expense, and, if legally required, in BI’s or the relevant BI Affiliate’s name and on BI’s or the relevant BI Affiliate’s behalf.  If BI has consented to an infringement action but Vitae is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then Vitae may join BI as a party-plaintiff.  If Vitae elects to pursue such infringement action, BI

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may be represented in such action by attorneys of its own choice and at its own expense, with Vitae taking the lead in such action.  In the event that Vitae brings any such action after BI has elected not to pursue such action, it will retain all recoveries, provided that BI shall be reimbursed its reasonable expenses from such recoveries.

13.5                        Notice of Certification.  BI and Vitae each shall immediately give notice to the other of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (or its foreign equivalent) claiming that a Vitae Patent, BI Patent or Joint Patent is invalid or that infringement will not arise from the manufacture, use or sale of a product by a Third Party (e.g., a paragraph IV certification pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(IV)).  BI shall have the first option in such proceedings (and similar proceedings in other countries) to take action.  Vitae shall cooperate with and support BI, at BI’s request, in such litigation.  If BI decides not to bring infringement proceedings against the entity making such a certification, BI will give notice to Vitae of its decision not to bring suit within such time period as to provide Vitae with a reasonable opportunity to retain litigation counsel and file suit within the statutory deadlines, but in no event less than twenty (20) days after receipt of notice of such certification.  If BI decides not to bring such infringement proceeding, then Vitae has the right, but not the obligation, to bring suit against the entity that filed the certification.  Any suit by Vitae or BI will either be in the name of Vitae or in the name of BI (or any Affiliate) or jointly in the name of Vitae and BI (or any Affiliate), as required by Law.

13.6                        Validity Challenge.

13.6.1              In the event that a Third Party commences any re-examination, interference, opposition or nullity proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of a patent term extension request or a SPC with respect to, any Vitae Patent, BI Patent or Joint Patent (each such action a “Patent Challenge”) during the Term in any country of the Territory, then the Parties shall jointly take such legal action as is required to defend the validity of such particular Vitae Patents, BI Patents, or Joint Patents through patent litigation counsel jointly selected by the Parties.  Each Party shall give all reasonable assistance (excluding financial assistance) to the other Party.  Each Party may also be represented by counsel of its own selection at its own expense in any such legal action.  Any settlement shall be subject to the Parties’ mutual agreement, which shall not be unreasonably withheld or delayed.  BI shall be solely responsible for all costs in connection with such Patent Challenge.

13.6.2              For the avoidance of doubt, this Section 13.6 shall not apply to the defense of any Patent Challenge that is raised as a counter-claim or defense by a Third Party that is the subject of an infringement action pursuant to Section 13.3 above, in which case the defense of such Patent Challenge will be governed by such Section 13.3.

13.7                        Assistance.  For purposes of this Article 13, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.  The out-of-pocket costs and expenses of the Party bringing suit shall be reimbursed first out of any damages, settlements or other monetary awards recovered.  The documented out-of-pocket costs and expenses of the other Party shall then be reimbursed out of any remaining damages, settlements or other monetary awards.  The Party

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initiating and prosecuting the action will retain any remaining damages, settlements or other monetary awards, except as otherwise specified in this Section 13.

13.8                        Settlement.  Except as expressly otherwise set forth herein, no settlement, consent judgment or other voluntary final disposition of a suit under this Section 13 may be entered into without the joint written consent of both Parties (each Party’s consent shall not be unreasonably withheld, conditioned or delayed).  BI shall not be required to obtain such consent with respect settlement of any disputes involving only BI Life Cycle Patents.

13.9                        Licensed Patents.   The provisions regarding BI Patents under this Section 13 affect those BI Patents which are licensed to BI only to such extent that BI has the right to act under this Section in accordance with the agreement with BI’s licensor.  The provisions regarding Vitae Patents under this Section 13 affect those Vitae Patents which are licensed to Vitae only to such extent that Vitae has the right to act under this Section in accordance with the agreement with Vitae’s licensor.

14.                               TERM AND TERMINATION.

14.1                        Term.  This Agreement shall commence on the Effective Date and shall end (i) upon the termination of this Agreement pursuant to Sections 14.2 and 14.3; or (ii) upon expiry of the Royalty Term for all Products in all countries (the “Term”).  Upon expiry of this Agreement under Section 14.1(ii), BI and its Affiliates shall retain, fully paid-up and perpetually, all licenses granted to BI under this Agreement on a non-exclusive basis.

14.2                        Termination for Material Breach.

14.2.1              Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the arbitrator pursuant to Section 15.7 determines that the other Party has materially breached in the performance of its material obligations under this Agreement; provided that the breaching Party shall, (i) if such breach can be cured, have sixty (60) days (ten (10) business days for breach of any payment obligations) after receipt of written notice thereof from the non-breaching Party, such notice containing full details of said breach, to remedy such breach (or, if such breach cannot be cured within such period, the breaching Party must commence and use Diligent Efforts to cure such breach during such period), (ii) if such breach is not capable of being cured, use and continue to use Diligent Efforts to mitigate the impact of such breach, as demonstrated by written evidence, except that the non-breaching Party may nevertheless terminate if such breach is due to willful misconduct or gross negligence.  Vitae shall not have the right to terminate the Agreement following the First Commercial Sale of any Product by BI in a Major Market, provided that BI pays Vitae the amount of such damages that have been awarded by the arbitrator pursuant to Section 15.7.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary, Vitae shall be entitled to terminate this Agreement for material breach by BI under this Section 14.2.1 (whether such breach occurred before or after First Commercial Sale of a Product) in the event that the arbitrator pursuant to Section 15.7 has determined that BI has willfully breached its obligation to pay the royalties as set forth in Sections 9.6 and 9.8 or any milestone payments as set forth in Sections 9.3 and 9.4.  BI shall not have the right to terminate the Agreement hereunder following the First Commercial Sale of any

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Product in Major Market by Vitae provided that Vitae pays BI the amount of such damages that have been awarded by the arbitrator pursuant to Section 15.7.

14.2.2              Any such termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach prior to the expiration of such sixty (60) day period (or, if such breach is capable of being cured but cannot be cured within such sixty (60) day period, the breaching Party has commenced and used Diligent Efforts to cure such breach, provided that, in such instance, such cure must have occurred within one hundred twenty (120) days after receipt of written notice thereof from the non-breaching Party).

14.2.3              After the First Commercial Sale of any Product by the BI Group or its sublicensees in a Major Market, except as provided for in Section 14.2.1, Vitae shall not have the right to terminate this Agreement in the event that the arbitrator determines that BI failed to use Diligent Efforts in connection with its performance of this Agreement, provided that BI pays Vitae the amount of Special Damages.  “Special Damages” means the amount of damages incurred or suffered by Vitae which shall include an amount equal to the milestone payments and royalties payable on Net Sales that the arbitrator determines BI could have achieved if it had used Diligent Efforts.

14.2.4              For the avoidance of doubt, Vitae may only terminate this Agreement for BI’s (alleged) failure to use Diligent Efforts under Section 14.2.3 or 14.3.3 under the terms set forth therein and not under Section 14.2.1.

14.3                        Other Termination Rights.

14.3.1              BI shall have the right to terminate this Agreement on the first anniversary of the Effective Date by providing written notice ninety (90) days’ prior to such first anniversary date, provided that BI shall pay Vitae the entire amount of the committed research funding payments for the Initial Funded Research Period as set forth in Section 9.2.1,  For avoidance of doubt, the total amount of the committed research funding payments is six million five hundred thousand dollars (US$6,500,000).  In addition, BI shall be responsible for all previously authorized out-of-pocket expenses incurred or committed on or before the effective termination date.

14.3.2              At any time after the Research Term, BI shall have the right to terminate the entire Agreement or to terminate Development or Commercialization on a Product-by-Product basis upon one ninety (90) days’ written notice to Vitae.  Any such Product (containing a Collaboration Compound and/or a BI Compound that has been selected as a Development Candidate) that is thereby terminated shall be referred to as a “Terminated Product.”  If BI terminates the entire Agreement for any reason, then all Potential Development Candidates, Development Candidates and Collaboration Compounds shall be deemed Terminated Products.

14.3.3              Vitae may terminate this Agreement before the First Commercial Sale of a Product in a Major Market on a Product-by-Product or compound-by-compound basis or in its entirety if a Commercial Conflict pursuant to Section 1.22(i) is resolved pursuant to Section 15.7 in favor of Vitae, and BI has not cured such Commercial Conflict within one

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hundred and twenty (120) days upon such arbitrator’s final decision.  Any such Product or compound shall be deemed to be a Terminated Product, but the Agreement will otherwise continue in effect.

14.4                        Effects of Termination; Terminated Products.

14.4.1              Effect of Termination.

(a)                                 Termination for Material Breach by Vitae.  In the event that this Agreement is terminated by BI pursuant to Section 14.2 for material breach by Vitae:

(i)                                     Vitae shall retain its rights granted by BI under Section 2.1.2(a)(ii) and 2.1.2(b)(ii) with the respective sublicense rights under 2.2.2.

(ii)                                  All licenses granted by Vitae to BI or its Affiliates under this Agreement will survive, subject to BI’s and its Affiliates’ ongoing obligations to pay milestone payments and royalty payments to Vitae hereunder; however, in case of an uncured Serious Material Breach resulting in BI’s loss of exclusivity in either the US market or in all five (5) of the Major EU Countries (as evidenced by BI Product(s) facing Generic Competition in those markets), BI shall be released from making any further royalty or milestone payments to Vitae for the Product(s) with respect to which the Serious Material Breach relate.  In any other case of an uncured Serious Material Breach, the arbitrator, pursuant to Section 15.7, shall determine the deduction from any milestone and royalty payments by BI (for the Product(s) with respect to which the Serious Material Breach relate) based on the relative proportion of market(s) lost or diminished.

(iii)                               In case of Serious Material Breach resulting in BI’s loss of exclusivity in either the US market or in all five (5) of the Major EU Countries (as evidenced by BI Product(s) facing Generic Competition in those markets), Vitae shall, no later than thirty (30) days from the date of such termination, assign, transfer and convey to BI, free of charge, all of Vitae’s co-ownership interest in the Joint Intellectual Property, following which action such Joint Intellectual Property shall be owned exclusively by BI.  Furthermore, Vitae shall assign, also on behalf of its Affiliates (other than an Acquiring Entity), to BI co-ownership rights in such Vitae Patent(s) which Cover(s) the Research, Development and Commercialization of the Collaboration Compound(s) or Product(s), as applicable, to which the Serious Material Breach relates and which Collaboration Compound(s) or Product(s) is or are Researched, Developed or Commercialized, as applicable, as of the effective date of such termination.  For purposes of the definition of “BI Patents” and notwithstanding any statement to the contrary contained in this Agreement, all Vitae assignments effected pursuant to this Section 14.4.1(a)(iii) will be deemed to have occurred during the Term and any Vitae Patent with respect to which co-ownership is assigned to BI pursuant to this Section 14.4.1(a)(iii) will be deemed a Joint Patent.

(iv)                              If the Agreement was terminated by BI pursuant to Section 14.2, BI shall retain all of its rights to bring an action (through arbitration under Section 15.7) against Vitae for damages and any other available remedies in law or equity.

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(b)                                 Terminations Other Than Material Breach by Vitae.  In the event that this Agreement is terminated by BI or Vitae for reasons other than material breach by Vitae:

(i)                                     All licenses granted by Vitae to BI under this Agreement shall terminate;

(ii)                                  All Products containing (1) a BI Compound that was previously selected as a Development Candidate or (2) a Collaboration Compound shall be deemed to be Terminated Products;

(iii)                               If the Agreement was terminated by Vitae pursuant to Section 14.2, Vitae shall retain all of its rights to bring an action (through arbitration under Section 15.7) against BI for damages and any other available remedies in law or equity;

(iv)                              Vitae shall retain its rights granted by BI under Section 2.1.2(a)(ii) and 2.1.2(b)(ii) with the respective sublicense rights under 2.2.2; and

(v)                                 BI shall, no later than thirty (30) days from the date of such termination, assign, transfer and convey to Vitae, free of charge, all of BI’s co-ownership interest in the Vitae Patents assigned to it pursuant to Section 13.1.2, following which action such Patents shall be owned exclusively by Vitae and all prior licenses, dispositions or assignments made by BI with respect thereto shall automatically become void and cease to be of any further effect.

14.4.2              Terminated Products.  Notwithstanding anything else, with respect to each Terminated Product:

(a)                                 BI shall, at its sole expense, promptly transfer to Vitae, or shall cause its designee(s) to transfer to Vitae, ownership of all regulatory filings, Marketing Authorization Approvals, material correspondence, made or filed for the Terminated Product (to the extent that any are held in BI’s or such designee(s)’s name), such transfer to be as permitted by any Third Party licenses or other such prior rights and applicable Laws and regulations, and BI shall otherwise cooperate to permit Vitae to fully exercise its rights hereunder;

(b)                                 BI grants to Vitae an exclusive (even as to the BI Group), royalty-free, worldwide, fully paid-up, perpetual, irrevocable, transferable, sublicensable license (or sublicense, as applicable) in the Field under the BI Intellectual Property (excluding in-licensed BI Patents), and BI’s rights in the Joint Intellectual Property and with respect to in-licensed BI Patents as far as legally possible and equal to the scope of the license granted to BI a sub-license only to the extent necessary to make, have made, use, register, sell, offer to sell, import, export, exploit, Research, Develop and Commercialize any Terminated Products.

(c)                                  The Parties will negotiate in good faith the granting of a non-exclusive, license to BI Life-Cycle Intellectual Property on reasonable and customary commercial terms to be mutually agreed between the Parties only to the extent necessary to make, have made, use, register, sell, offer to sell, import, export, exploit, Research, Develop and Commercialize any Terminated Products.  For the avoidance of doubt, such license does not

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include any other implied license(s) to other intellectual property in the control of BI Group for any other BI products currently being researched, developed or marketed either alone or in combination with any Product;  Should the Parties are not able to agree, despite their good faith negotiations, on a license agreement within a period of six (6) months after termination, unless the Parties have agreed to extend the negotiation period, the terms and conditions of such license agreement shall be decided by the arbitrator pursuant to Section 15.7 follows:  Within three (3) weeks upon selection of the arbitrator each Party shall submit one written proposal for the afore mentioned license agreement.  The arbitrator shall select one of the two proposals for such a license agreement.  His decision shall be based solely on the criteria which of the proposals best reflects the terms on which the Parties have agreed so far, and standard provisions customary to such kind of agreements in the pharmaceutical industry.  The arbitrator shall come to a decision within fourteen (14) days.  The scope of authority of the arbitrator shall be limited to the aforementioned selection, and the license agreement so selected shall be binding upon the Parties.  The decision of the arbitrator shall be binding on the Parties.  The Party whose proposal has not been followed by the arbitrator shall bear the costs of this arbitration procedure.

(d)                                 In the event of material breach by BI pursuant to Section 14.2, then BI shall assign to Vitae any and all Trademarks (and associated goodwill) for relating to any Terminated Products which have already received Marketing Authorization Approval in at least one country; in the event of that BI terminates pursuant to Section 14.2.1, then such assignment of Trademarks shall be subject to the payment of a reasonable license fee or lump sum to be negotiated in good faith by the Parties.  In addition, for six (6) months following the transfer of existing Product inventory pursuant to Section 14.4.2(g), BI shall grant a non-exclusive, royalty-free, fully paid-up, sublicensable, irrevocable license to any applicable BI house marks (i.e., trade names, trademarks and trade dress) for the sole purpose of allowing Vitae to market and sell any existing inventory of Terminated Products.  All goodwill associated with Vitae’s use of such BI house marks shall inure to the benefit of BI.

(e)                                  BI shall also provide Vitae with such regulatory information, reports, records and data which are in the possession or control of the BI Group in respect of such Terminated Product to enable Vitae to Develop and obtain the appropriate Marketing Authorization Approvals to Commercialize with such provision to be as permitted by any Third Party licenses or agreements or other prior rights and applicable Laws and regulations;

(f)                                   Upon request, BI shall assign any Third Party agreements in respect of Terminated Products to Vitae if such assignment is permitted by such Third Party agreement and if such assignment is necessary for Vitae to Develop and Commercialize such Terminated Product(s);

(g)                                  Vitae shall inform BI within three (3) months of the effective termination date whether BI should transfer its remaining inventory of drug product and drug substance to Vitae, subject to Vitae’s reimbursement of the inventory at a price equal to the lesser of (i) BI’s documented internal transfer price, or (ii) **** per kilogram of active pharmaceutical ingredient for both drug product and drug substance;

(h)                                 BI shall appoint Vitae as BI’s exclusive agent for all regulatory purposes with respect to such Terminated Product and as BI’s exclusive distributor of

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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any such Commercialized Terminated Products until all required Marketing Authorization Approvals are transferred; and

(i)                                     All licenses granted to BI by Vitae hereunder with respect to such Terminated Product shall be deemed terminated.

14.5                        Change of Control(a).  Vitae shall promptly notify BI in writing of Transaction.  “Transaction” means any sale, merger, consolidation, transfer or other structural reorganization of Vitae in which (i) substantially all of the assets of the business of Vitae to which this Agreement relates are transferred to an entity in which the holders of Vitae’s capital stock immediately prior to the sale, merger, consolidation, transfer or other structural reorganization of Vitae directly or indirectly hold, subsequent to the sale, merger, consolidation, transfer or other structural reorganization of Vitae, less than a controlling majority of the capital stock; or (ii) the holders of Vitae’s capital stock immediately prior to the sale, merger, consolidation, transfer or other structural reorganization of Vitae hold less than a controlling majority of the capital stock of the surviving entity subsequent to the sale, merger, consolidation, transfer or other structural reorganization of Vitae (with the exception of any sale, merger, consolidation, transfer or other structural reorganization of Vitae that constitutes or involves a public offering of any Vitae stock).  Notwithstanding the foregoing, in the event that a controlling majority of the voting stock of Vitae is acquired by an entity during or after an initial public offering, then this shall be defined as a Transaction.

(a)                                 In the event of a Transaction wherein the entity acquiring the assets or capital stock of Vitae (hereinafter, such entity and all of its current and future Affiliates (excluding Vitae and its controlled Affiliates) shall be collectively referred to as an “Acquiring Entity”) is a pharmaceutical company marketing a diabetes product or having an active diabetes research program, (i) the Parties shall in any event retain all rights granted in this Agreement, in particular under Article 2; and (ii) BI shall be released from its obligations under Articles 3, 4, 5, 6, 7 and Sections 8.1, 8.2, 8.4 of this Agreement, provided, however, that BI shall continue to be obligated to use Diligent Efforts to Develop and Commercialize Products following any Transaction; and (iii) all other provisions of the Agreement shall continue in full force and effect.  Notwithstanding the foregoing, in the event that Vitae has exercised its Co-Development Option pursuant to Section 5.4 prior to the consummation of the Transaction or issuance of a press release about the Transaction, whatever occurs earlier, then Vitae shall be entitled to the increased royalty rate as set forth in Section 9.6.5(b).

(b)                                 Furthermore, in the event of a Transaction, the Parties understand and agree that any intellectual property, in particular, any Patents, know-how and compounds of such Acquiring Entity need not be introduced into this collaboration by Vitae and shall not be considered Vitae Intellectual Property or Joint Intellectual Property. Therefore, this collaboration will not extend to such intellectual property, in particular any Patents, know-how and compounds; and BI shall not, by virtues of said Transaction, obtain a license to the intellectual property of such Acquiring Entity.

14.6                        Accrued Rights; Surviving Obligations  Except as provided elsewhere, termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration.

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Such termination or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination or expiration of this Agreement, including, but not limited to, Articles 1, 9, 10, and 12, and Sections 2.3, 4.4, 8.3, 11.4, 13.1.1, 13.2.6, 14.1, 14.4, 14.6, 15.1, 15.2, 15.4, 15.5, 15.7, 15.8, 15.9, 15.10, 15.12, 15.13, 15.14, 15.15, 15.16, 15.17, 15.18, 15.19, 15.20, and 15.22, and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination or expiration.

14.7                        Bankruptcy under U.S. or German Law  If this Agreement is rejected by or on behalf of Vitae under Section 365 of the United States Bankruptcy Code (the “Bankruptcy Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Vitae to BI are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  For the avoidance of doubt, the Parties intend that the licenses granted by Vitae to BI under this Agreement, in particular pursuant to Section 2.1 of this Agreement, are licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that BI, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that upon rejection of this Agreement by Vitae in a case under the Bankruptcy Code, if BI elects to retain its rights, as provided in Section 365(n)(1)(B) of the Bankruptcy Code, Vitae, as debtor in possession, or any trustee appointed in a case filed by or against Vitae under the Bankruptcy Code, shall provide to BI all intellectual property licensed to BI under this Agreement (including any embodiments) and held by Vitae or any trustee of Vitae, as provided in Section 365(n)(3)(A) of the Bankruptcy Code.  If this Agreement is rejected by or on behalf of BI in the event that (a) BI becomes a debtor in a bankruptcy proceeding or other proceeding for the general settlement of its debts, (b) a receiver or other official is appointed for all or substantially all of BI’s assets, or (c) BI makes a general assignment for the benefit of creditors, then Vitae will be entitled, to the extent legally possible under German Law, to receive the benefit of any protections afforded to licensees of intellectual property under German bankruptcy law, including protections equivalent to those provided under Section 365(n) of the Bankruptcy Code, whether such protections are in existence as of the Effective Date or are enacted in the future.

15.                               MISCELLANEOUS.

15.1                        Publications.  Prior to the commencement of the first Phase I Study in respect of any Development Candidate, neither Party shall make any publication in respect of the results arising out of Research and Development without prior written consent of the other Party.  Any publication made after commencement of the first Phase I Study in respect of a Development Candidate or related Product shall be made in accordance with a publication strategy and the following provisions of this Section 15.1.  BI shall be responsible for the development of a publication strategy regarding the Development Candidate and/or Product.  The publication strategy shall be presented to the JSC no later than the start of the Phase I Study for said Developmental Candidate and/or related Product.  The JSC shall be notified of any planned abstracts, oral presentations and manuscripts relating to the publication of clinical data and other scientific data generated in the course of Development of the relevant Product by the submitting Party.  The JSC shall discuss whether a planned submission might contain information which compromises the patentability or confidentiality of Vitae Intellectual

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Property, BI Intellectual Property, BI Life-Cycle Intellectual Property, or Joint Intellectual Property.  In the event that said patentability or confidentiality would be compromised, the Party wishing to publish shall within fourteen (14) days of objection by the other Party, request in writing a review of the abstract, oral presentation or manuscript for protection of patentable or proprietary information.  If requested in writing by the other Party, the submitting Party shall provide a draft of the planned submission and withhold the material for publication or presentation for forty-five (45) days to allow for the filing of patent applications or the taking of such measures as may be appropriate to preserve proprietary rights in and the confidentiality of the information in the material being submitted for publication or presentation (including withholding such publication).  The review period may be extended for an additional sixty (60) days if a representative of the JSC can demonstrate a reasonable need for such extension, including, but not limited to, the preparation and filing of Patent applications.  By mutual agreement of the Parties, this period may be further extended.  The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any such publications or presentations.

15.2        Public Announcements.  Except as may be expressly permitted under this Section 15.2 or mandated by applicable Laws or the rules of any stock exchange, neither Party will make any public announcement of any information regarding this Agreement without the prior written consent of the other Party.  Once any statement is approved for disclosure by the Parties, either Party may make a subsequent public disclosure containing the same information disclosed in such prior public announcement without further approval of the other Party.  Upon execution of this Agreement, the Parties shall agree to issue a press release and mutually agree the content thereof, concerning this Agreement and the relationship established hereby.  Notwithstanding the above, Vitae shall have the right to issue a press release and/or make a public announcement concerning the status of the Research Collaboration and/or the Development or Commercialization status of any Product after achievement of any key milestones, including, but not limited to, the milestones set forth in Sections 9.3 and 9.4, provided that prior written consent has been obtained, which consent shall not be unreasonably withheld or delayed.  The Parties recognize that the progress of the Research Collaboration has significant impact on Vitae’s valuation as a company and is therefore of interest to Vitae’s investors and potential investors. Thus the Parties shall work together in good faith to agree upon what details and summary top-line results of any clinical trials may be disclosed by Vitae.

15.3        No Debarred Personnel.  BI agrees that BI and its Affiliates shall not use, during the Term of this Agreement, the services of any employee, consultant, contractor or clinical investigator that has been debarred by the FDA or any other Governmental Authority or that is the subject of debarment proceedings by the FDA or any other Governmental Authority.

15.4        Relationship of the Parties.  Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement.  Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee.  No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval.  For all purposes, the Parties’ legal relationship under this Agreement to each other shall be that of independent

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contractor.  This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers between the Parties.

15.5        Registration of This Agreement.  To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, such Party shall inform the other Party thereof.  If both Parties jointly agree that either Party is required to submit or obtain any such filing, registration or notification, they shall cooperate (at BI’s sole expense) in such filing, registration or notification and shall execute all documents reasonably required in connection therewith.  In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law.  The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.  BI shall be responsible for all costs and expenses associated with any such filings or requirements.

15.6        Force Majeure.  The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, and which could not with the exercise of Diligent Efforts have been avoided (“Force Majeure Event”), including, but not limited to, war, rebellion, earthquake, fire, accident, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or change in Law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the Force Majeure Event.  The Party subject to a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure Event and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof.  The Party so affected shall use Diligent Efforts to avoid or remove such causes of non-performance as soon as is reasonably practicable.  Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall without delay recommence.  The Party subject to the Force Majeure Event shall not be liable to the other Party for any damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 15.6.

15.7        Dispute Resolution.  In the event of any dispute, controversy or claim hereunder arising out of or relating to this Agreement, including, but not limited to, a Commercial Conflict that cannot be resolved by the Joint Steering Committee or the Officers as set forth in Section 3.3.4, and is not subject to BI’s final decision-making authority or Vitae’s final decision-making authority, either Party may, on ten (10) days written notice to the other Party, initiate binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”).  The Parties shall select a mutually acceptable arbitrator within twenty (20) days of the request of the Party invoking this dispute resolution procedure.  If the Parties are unable to agree upon an arbitrator, the AAA shall select a qualified, independent arbitrator.  Such arbitration will be held in New York, New York.  The decision of the arbitrator will be final and binding on the Parties.  The prevailing Party may enforce any arbitration decision or award exclusively in the federal and state courts in the State

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of New York, New York, USA.  Notwithstanding the foregoing, either Party may seek injunctive, equitable or similar relief (without the requirement of arbitration) exclusively in any federal and state courts in the State of New York, New York, USA.

15.8        Governing Law.  This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of New York without regard to the provisions governing conflict of laws, except matters of intellectual property law, which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.  The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

15.9        Attorneys’ Fees and Related Costs.  In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, court costs and expenses of litigation whether or not the action or proceeding results in a final judgment.

15.10      Assignment.  This Agreement may not be assigned or transferred by either Party, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party; provided that either Party may assign this Agreement, in whole or in part, to any of its Affiliates if such Party guarantees the performance of this Agreement by such Affiliate; and provided further that either Party may assign this Agreement to a successor to all or substantially all of the assets or business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other similar transaction.  Any assignment in violation of this provision is void and without effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.  In the event that Vitae assigns or transfers any of the Vitae Intellectual Property or Vitae’s interest in the Joint Intellectual Property to a Third Party, Vitae shall impose on such assignee or transferee such obligations as are necessary so that BI retains and obtains all of the rights to which it is entitled with respect to such Vitae Intellectual Property and Joint Intellectual Property under this Agreement, in particular the grant of rights under Section 2.1.1.

15.11      Assignment and Performance within the BI Group.  It is understood by the Parties that any right or obligation of BI under this Agreement may be exercised or performed by any of its Affiliates, provided that BI shall remain ultimately responsible for performing its obligations under this Agreement.  In the event that parts of this Agreement, in particular parts of the scope of work, are performed by Vitae in close collaboration with an Affiliate of BI , BI may notify Vitae thereof and Vitae shall invoice such Affiliate according to the information provided by BI (name of Affiliate, address and bank details) and such invoice shall refer to the respective attributable scope of work.  BI remains responsible and liable for the correct payment and any other performance of obligations by such Affiliate in accordance with this Agreement.  Any such payment of the Affiliate shall be made in and deemed as fulfillment of BI’s obligations under this Agreement.

15.12      Notices.  All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, in English, and will be deemed to have been duly given only if delivered personally, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

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Vitae:	BI:
Vitae Pharmaceuticals, Inc.	Boehringer Ingelheim GmbH, Corporate Division Licensing
502 West Office Center Drive	Binger Strasse 173
Fort Washington, PA 19034	55216 Ingelheim am Rhein
USA	Germany
Attn: Legal Department	Attn: Head of CD Licensing

or to such other address as the addressee shall have last furnished in writing in accord with this provision.  All notices shall be deemed effective upon receipt by the addressee.

15.13      Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

15.14      Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

15.15      Waiver.  No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the waiving Party.  No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior, concurrent or future occasion.  Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

15.16      Entire Agreement.  This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties, whether written or oral, including, but not limited, to all proposals, negotiations, conversations, letters of intent, memoranda of understanding or discussions, between Parties relating to the subject matter of this Agreement and all past dealing or industry custom.

15.17      Modification.  This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and the clause to be modified, which amendment is signed by duly authorized representatives of Vitae and BI.

15.18      No License.  Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of any Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

15.19      No Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, but not limited to, any creditor of either Party hereto.

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15.20      Ambiguities.  This Agreement shall be deemed to have been drafted jointly by both Parties; and ambiguities, if any, shall not be construed against either Party, irrespective of which Party may have actually drafted the ambiguous provision.

15.21      CREATE Act.  This Agreement includes a joint research agreement as defined in 35 U.S.C. § 103(c)(3).

15.22      Counterparts.  This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, Vitae and BI, by their duly authorized officers, have executed this Agreement as of the Effective Date.

VITAE PHARMACEUTICALS, INC.		BOEHRINGER INGELHEIM
INTERNATIONAL GMBH

By:	/s/ Jeff Hatfield	By:	/s/ K. Wilgenbus	/s/ C. Hauke

Name: Jeff Hatfield		Name: K. Wilgenbus		Hauke

Title: CEO		Title: Authorized Signatories

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EXHIBIT 1

VITAE PATENTS

Application No.	Filing Date	Title
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EXHIBIT 2

PRELIMINARY RESEARCH PLAN

11β HSD1 Work plan

The project team is responsible for data review and prioritization of program activities on a weekly basis. The high level work plan is shown in the figure below. The intent of the defined labor allocation is to tailor current lead optimization strategies to the present status of the respective compound series.  Vitae will continue the optimization of their current lead series, performing their in vitro primary screening assays and in vivo profiling of tissue distribution and rat pharmacokinetic (PK) studies on key compounds or those deemed of scientific interest. Compounds having passed these filters will be sent to BI for additional studies before performing the monkey PK analysis.  These studies at BI include confirmation of activity in human adipocytes and initial absorption, distribution, metabolism and excretion (ADME) characterization. A key ADME assay is to determine the stability of a compound in the presence of human liver microsomes.  This step will eliminate from consideration compounds that have no chance of progressing because of high human in vitro clearance. The monkey PK study is a prelude to selection for primate pharmacodynamic (PD) studies. The selection of a PD compound will initiate further characterization (PanLabs, human ether-a-go-go related gene (hERG)) as warranted by experience within the compound series. The current PD strategy is to assess single dose whole body and tissue specific inhibition of cortisol production as a measure of efficacy and to discriminate between key advanced compounds in vivo.

A Program Kick-off Plan will be determined by the Parties after signing of the Contract.

Proposed Work Flow

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Compound characteristics and properties

Compound criteria outlined in the tables below describe a list of properties for acceptance of a compound into preclinical development.  The nominal criteria are broken into two categories represented under the green and yellow headers. The green categories represent ideal metrics for the respective criteria.  The yellow categories represent acceptable, but non-ideal metrics for each category.  While Compounds that meet green values with respect to all listed criteria will be deemed suitable for Development Candidate selection, both parties recognize that few, if any, compounds meet all ideal metrics upon nomination as development candidate.  Any assessment will take into account the overall profile of the candidate compound that meets the criteria for q.d dosing at an acceptable projected human dose.

Molecular / Cellular Potency, Pharmacology

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Absorption and Kinetics

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Metabolism

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General Pharmacology

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Toxicology (identification of potential safety liabilities)

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Evaluation of CMC Data for Pharmaceutical Developability Assessment
(Early pharmaceutical developability assessment)

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Conventional oral dosage form

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EXHIBIT 3

INITIAL DEVELOPMENT PLAN

The initial development plan listed below has been constructed using BI’s standard assumptions of time required for non-clinical R&D and CMC development activities after Start of Development of a Development Candidate that meets the Criteria listed in Exhibit 2. Under these assumptions the clinical timelines will determine the overall timelines.

Clinical Development Outline for 11ß HSD-1 Inhibitor
 in the Indication Type 2 Diabetes

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Abbreviations:

CRO	- Contract Research Organization
FPI	- First Patient In
JDC	- Joint Development Committee
LPO	- Last Patient Out
MRD	- Multiple Rising Dose
OLE	- Open label extension
SRD	- Single Rising Dose
THE	- Cortisol: tetrahydrocortisone
THF	- tetrahydrocortisol

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EXHIBIT 4

COLLABORATION COMPOUNDS

The following list of Collaboration Compounds discovered by Vitae prior to the Effective Date constitutes “specially restricted Vitae proprietary information.”

VTP-000027141	VTP-000027475	VTP-000027649	VTP-000027843	VTP-000027991
VTP-000027142	VTP-000027477	VTP-000027650	VTP-000027844	VTP-000027992
VTP-000027178	VTP-000027478	VTP-000027651	VTP-000027845	VTP-000027993
VTP-000027179	VTP-000027479	VTP-000027652	VTP-000027847	VTP-000027996
VTP-000027180	VTP-000027482	VTP-000027653	VTP-000027848	VTP-000027997
VTP-000027181	VTP-000027483	VTP-000027654	VTP-000027858	VTP-000028007
VTP-000027187	VTP-000027484	VTP-000027655	VTP-000027859	VTP-000028008
VTP-000027188	VTP-000027485	VTP-000027661	VTP-000027861	VTP-000028009
VTP-000027191	VTP-000027486	VTP-000027663	VTP-000027862	VTP-000028021
VTP-000027192	VTP-000027487	VTP-000027664	VTP-000027863	VTP-000028022
VTP-000027219	VTP-000027488	VTP-000027665	VTP-000027864	VTP-000028024
VTP-000027220	VTP-000027503	VTP-000027666	VTP-000027874	VTP-000028030
VTP-000027222	VTP-000027504	VTP-000027707	VTP-000027875	VTP-000028050
VTP-000027223	VTP-000027505	VTP-000027708	VTP-000027876	VTP-000028052
VTP-000027224	VTP-000027506	VTP-000027709	VTP-000027880	VTP-000028055
VTP-000027229	VTP-000027507	VTP-000027710	VTP-000027881	VTP-000028056
VTP-000027230	VTP-000027508	VTP-000027715	VTP-000027882	VTP-000028057
VTP-000027231	VTP-000027509	VTP-000027718	VTP-000027883	VTP-000028058
VTP-000027232	VTP-000027510	VTP-000027720	VTP-000027888	VTP-000028068
VTP-000027233	VTP-000027511	VTP-000027721	VTP-000027889	VTP-000028069
VTP-000027244	VTP-000027512	VTP-000027722	VTP-000027890	VTP-000028070
VTP-000027245	VTP-000027516	VTP-000027723	VTP-000027892	VTP-000028071
VTP-000027247	VTP-000027517	VTP-000027730	VTP-000027893	VTP-000028072
VTP-000027248	VTP-000027519	VTP-000027731	VTP-000027900	VTP-000028073
VTP-000027249	VTP-000027520	VTP-000027762	VTP-000027902	VTP-000028074
VTP-000027250	VTP-000027521	VTP-000027763	VTP-000027903	VTP-000028079
VTP-000027251	VTP-000027522	VTP-000027764	VTP-000027904	VTP-000028080
VTP-000027269	VTP-000027523	VTP-000027765	VTP-000027905	VTP-000028081
VTP-000027270	VTP-000027524	VTP-000027766	VTP-000027916	VTP-000028083
VTP-000027277	VTP-000027532	VTP-000027767	VTP-000027917	VTP-000028084
VTP-000027278	VTP-000027533	VTP-000027772	VTP-000027923	VTP-000028103
VTP-000027279	VTP-000027534	VTP-000027773	VTP-000027934	VTP-000028104
VTP-000027332	VTP-000027571	VTP-000027774	VTP-000027935	VTP-000028105
VTP-000027342	VTP-000027572	VTP-000027785	VTP-000027936	VTP-000028106
VTP-000027347	VTP-000027574	VTP-000027786	VTP-000027937	VTP-000028107
VTP-000027348	VTP-000027575	VTP-000027792	VTP-000027938	VTP-000028110
VTP-000027349	VTP-000027576	VTP-000027796	VTP-000027939	VTP-000028111
VTP-000027350	VTP-000027577	VTP-000027800	VTP-000027956	VTP-000028113
VTP-000027423	VTP-000027585	VTP-000027807	VTP-000027957	VTP-000028114
VTP-000027424	VTP-000027586	VTP-000027808	VTP-000027961	VTP-000028115
VTP-000027425	VTP-000027591	VTP-000027809	VTP-000027962	VTP-000028116
VTP-000027426	VTP-000027593	VTP-000027810	VTP-000027963	VTP-000028117

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000027434	VTP-000027594	VTP-000027811	VTP-000027964	VTP-000028118
VTP-000027435	VTP-000027595	VTP-000027818	VTP-000027972	VTP-000028143
VTP-000027436	VTP-000027596	VTP-000027831	VTP-000027973	VTP-000028144
VTP-000027437	VTP-000027602	VTP-000027832	VTP-000027974	VTP-000028146
VTP-000027438	VTP-000027603	VTP-000027834	VTP-000027981	VTP-000028148
VTP-000027439	VTP-000027607	VTP-000027835	VTP-000027984	VTP-000028149
VTP-000027462	VTP-000027608	VTP-000027836	VTP-000027988	VTP-000028150
VTP-000027463	VTP-000027612	VTP-000027837	VTP-000027990	VTP-000028151

VTP-000028152	VTP-000028243	VTP-000028408	VTP-000029063	VTP-000029272
VTP-000028153	VTP-000028244	VTP-000028410	VTP-000029086	VTP-000029273
VTP-000028162	VTP-000028246	VTP-000028411	VTP-000029087	VTP-000029274
VTP-000028165	VTP-000028247	VTP-000028416	VTP-000029088	VTP-000029275
VTP-000028166	VTP-000028248	VTP-000028417	VTP-000029089	VTP-000029276
VTP-000028168	VTP-000028249	VTP-000028421	VTP-000029090	VTP-000029278
VTP-000028170	VTP-000028271	VTP-000028422	VTP-000029091	VTP-000029289
VTP-000028171	VTP-000028272	VTP-000028423	VTP-000029092	VTP-000029290
VTP-000028172	VTP-000028273	VTP-000028424	VTP-000029093	VTP-000029291
VTP-000028173	VTP-000028274	VTP-000028425	VTP-000029094	VTP-000029292
VTP-000028174	VTP-000028278	VTP-000028426	VTP-000029095	VTP-000029293
VTP-000028175	VTP-000028279	VTP-000028440	VTP-000029096	VTP-000029294
VTP-000028178	VTP-000028280	VTP-000028461	VTP-000029097	VTP-000029296
VTP-000028182	VTP-000028281	VTP-000028462	VTP-000029098	VTP-000029297
VTP-000028183	VTP-000028285	VTP-000028463	VTP-000029102	VTP-000029323
VTP-000028184	VTP-000028286	VTP-000028465	VTP-000029103	VTP-000029324
VTP-000028185	VTP-000028287	VTP-000028467	VTP-000029104	VTP-000029325
VTP-000028186	VTP-000028288	VTP-000028470	VTP-000029105	VTP-000029326
VTP-000028187	VTP-000028293	VTP-000028473	VTP-000029116	VTP-000029327
VTP-000028188	VTP-000028310	VTP-000028474	VTP-000029147	VTP-000029328
VTP-000028191	VTP-000028311	VTP-000028475	VTP-000029172	VTP-000029329
VTP-000028195	VTP-000028312	VTP-000028476	VTP-000029173	VTP-000029330
VTP-000028196	VTP-000028313	VTP-000028481	VTP-000029198	VTP-000029372
VTP-000028197	VTP-000028314	VTP-000028531	VTP-000029199	VTP-000029373
VTP-000028200	VTP-000028315	VTP-000028532	VTP-000029200	VTP-000029424
VTP-000028201	VTP-000028316	VTP-000028533	VTP-000029201	VTP-000029425
VTP-000028203	VTP-000028334	VTP-000028534	VTP-000029202	VTP-000029428
VTP-000028205	VTP-000028335	VTP-000028535	VTP-000029203	VTP-000029429
VTP-000028206	VTP-000028336	VTP-000028536	VTP-000029204	VTP-000029430
VTP-000028207	VTP-000028340	VTP-000028537	VTP-000029205	VTP-000029431
VTP-000028208	VTP-000028341	VTP-000028538	VTP-000029206	VTP-000029432
VTP-000028209	VTP-000028342	VTP-000028539	VTP-000029207	VTP-000029434
VTP-000028210	VTP-000028343	VTP-000028540	VTP-000029208	VTP-000029435
VTP-000028211	VTP-000028354	VTP-000028541	VTP-000029209	VTP-000029436
VTP-000028212	VTP-000028355	VTP-000028542	VTP-000029210	VTP-000029439
VTP-000028214	VTP-000028356	VTP-000028543	VTP-000029211	VTP-000029442
VTP-000028215	VTP-000028357	VTP-000028544	VTP-000029213	VTP-000029443
VTP-000028220	VTP-000028358	VTP-000028556	VTP-000029214	VTP-000029444
VTP-000028221	VTP-000028361	VTP-000028557	VTP-000029215	VTP-000029445
VTP-000028222	VTP-000028362	VTP-000028558	VTP-000029216	VTP-000029446
VTP-000028224	VTP-000028363	VTP-000028559	VTP-000029234	VTP-000029453
VTP-000028225	VTP-000028364	VTP-000028560	VTP-000029242	VTP-000029454

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000028227	VTP-000028381	VTP-000028561	VTP-000029243	VTP-000029455
VTP-000028229	VTP-000028382	VTP-000028562	VTP-000029265	VTP-000029457
VTP-000028230	VTP-000028388	VTP-000028563	VTP-000029266	VTP-000029459
VTP-000028232	VTP-000028403	VTP-000029057	VTP-000029267	VTP-000029460
VTP-000028233	VTP-000028404	VTP-000029058	VTP-000029268	VTP-000029497
VTP-000028236	VTP-000028405	VTP-000029059	VTP-000029269	VTP-000029498
VTP-000028240	VTP-000028406	VTP-000029061	VTP-000029270	VTP-000029499
VTP-000028241	VTP-000028407	VTP-000029062	VTP-000029271	VTP-000029500

VTP-000029501	VTP-000029642	VTP-000029787	VTP-000029924	VTP-000029998
VTP-000029502	VTP-000029643	VTP-000029788	VTP-000029925	VTP-000029999
VTP-000029505	VTP-000029646	VTP-000029789	VTP-000029926	VTP-000030000
VTP-000029506	VTP-000029684	VTP-000029807	VTP-000029928	VTP-000030001
VTP-000029507	VTP-000029685	VTP-000029808	VTP-000029929	VTP-000030002
VTP-000029529	VTP-000029686	VTP-000029821	VTP-000029930	VTP-000030003
VTP-000029530	VTP-000029687	VTP-000029822	VTP-000029941	VTP-000030004
VTP-000029533	VTP-000029688	VTP-000029823	VTP-000029942	VTP-000030005
VTP-000029534	VTP-000029689	VTP-000029824	VTP-000029943	VTP-000030007
VTP-000029535	VTP-000029691	VTP-000029826	VTP-000029944	VTP-000030008
VTP-000029538	VTP-000029692	VTP-000029827	VTP-000029945	VTP-000030009
VTP-000029539	VTP-000029693	VTP-000029828	VTP-000029946	VTP-000030011
VTP-000029541	VTP-000029694	VTP-000029830	VTP-000029947	VTP-000030012
VTP-000029542	VTP-000029696	VTP-000029831	VTP-000029948	VTP-000030013
VTP-000029543	VTP-000029697	VTP-000029832	VTP-000029949	VTP-000030014
VTP-000029547	VTP-000029698	VTP-000029833	VTP-000029950	VTP-000030015
VTP-000029548	VTP-000029699	VTP-000029834	VTP-000029954	VTP-000030016
VTP-000029550	VTP-000029700	VTP-000029835	VTP-000029955	VTP-000030017
VTP-000029551	VTP-000029702	VTP-000029836	VTP-000029957	VTP-000030019
VTP-000029552	VTP-000029703	VTP-000029837	VTP-000029958	VTP-000030020
VTP-000029553	VTP-000029706	VTP-000029838	VTP-000029960	VTP-000030021
VTP-000029558	VTP-000029711	VTP-000029842	VTP-000029961	VTP-000030022
VTP-000029559	VTP-000029712	VTP-000029843	VTP-000029962	VTP-000030023
VTP-000029560	VTP-000029713	VTP-000029844	VTP-000029963	VTP-000030024
VTP-000029561	VTP-000029714	VTP-000029846	VTP-000029964	VTP-000030025
VTP-000029562	VTP-000029715	VTP-000029859	VTP-000029965	VTP-000030027
VTP-000029564	VTP-000029716	VTP-000029861	VTP-000029966	VTP-000030028
VTP-000029565	VTP-000029717	VTP-000029862	VTP-000029967	VTP-000030029
VTP-000029566	VTP-000029718	VTP-000029863	VTP-000029968	VTP-000030030
VTP-000029567	VTP-000029719	VTP-000029864	VTP-000029969	VTP-000030031
VTP-000029568	VTP-000029720	VTP-000029865	VTP-000029970	VTP-000030032
VTP-000029569	VTP-000029721	VTP-000029866	VTP-000029971	VTP-000030033
VTP-000029570	VTP-000029722	VTP-000029867	VTP-000029972	VTP-000030034
VTP-000029571	VTP-000029723	VTP-000029890	VTP-000029973	VTP-000030049
VTP-000029572	VTP-000029724	VTP-000029891	VTP-000029974	VTP-000030050
VTP-000029573	VTP-000029726	VTP-000029892	VTP-000029975	VTP-000030059
VTP-000029574	VTP-000029727	VTP-000029893	VTP-000029976	VTP-000030060
VTP-000029576	VTP-000029728	VTP-000029894	VTP-000029977	VTP-000030061
VTP-000029583	VTP-000029729	VTP-000029901	VTP-000029978	VTP-000030062
VTP-000029585	VTP-000029730	VTP-000029902	VTP-000029979	VTP-000030063
VTP-000029603	VTP-000029731	VTP-000029904	VTP-000029980	VTP-000030064
VTP-000029604	VTP-000029732	VTP-000029905	VTP-000029982	VTP-000030068

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000029616	VTP-000029735	VTP-000029906	VTP-000029983	VTP-000030069
VTP-000029617	VTP-000029737	VTP-000029907	VTP-000029984	VTP-000030070
VTP-000029619	VTP-000029738	VTP-000029908	VTP-000029985	VTP-000030071
VTP-000029620	VTP-000029739	VTP-000029909	VTP-000029986	VTP-000030072
VTP-000029621	VTP-000029740	VTP-000029910	VTP-000029987	VTP-000030075
VTP-000029623	VTP-000029741	VTP-000029911	VTP-000029988	VTP-000030083
VTP-000029638	VTP-000029781	VTP-000029913	VTP-000029996	VTP-000030087
VTP-000029641	VTP-000029786	VTP-000029918	VTP-000029997	VTP-000030089

VTP-000030093	VTP-000030168	VTP-000030329	VTP-000030392	VTP-000030467
VTP-000030094	VTP-000030169	VTP-000030331	VTP-000030393	VTP-000030468
VTP-000030095	VTP-000030170	VTP-000030334	VTP-000030394	VTP-000030469
VTP-000030096	VTP-000030172	VTP-000030335	VTP-000030395	VTP-000030470
VTP-000030097	VTP-000030173	VTP-000030336	VTP-000030399	VTP-000030475
VTP-000030098	VTP-000030174	VTP-000030337	VTP-000030400	VTP-000030476
VTP-000030099	VTP-000030176	VTP-000030338	VTP-000030401	VTP-000030477
VTP-000030100	VTP-000030177	VTP-000030339	VTP-000030402	VTP-000030478
VTP-000030101	VTP-000030179	VTP-000030340	VTP-000030403	VTP-000030480
VTP-000030102	VTP-000030181	VTP-000030342	VTP-000030404	VTP-000030481
VTP-000030103	VTP-000030182	VTP-000030343	VTP-000030405	VTP-000030482
VTP-000030104	VTP-000030183	VTP-000030344	VTP-000030406	VTP-000030483
VTP-000030105	VTP-000030184	VTP-000030345	VTP-000030407	VTP-000030484
VTP-000030107	VTP-000030185	VTP-000030347	VTP-000030410	VTP-000030485
VTP-000030120	VTP-000030186	VTP-000030348	VTP-000030411	VTP-000030486
VTP-000030121	VTP-000030187	VTP-000030350	VTP-000030412	VTP-000030487
VTP-000030122	VTP-000030222	VTP-000030351	VTP-000030413	VTP-000030488
VTP-000030123	VTP-000030223	VTP-000030352	VTP-000030414	VTP-000030489
VTP-000030124	VTP-000030224	VTP-000030353	VTP-000030415	VTP-000030490
VTP-000030125	VTP-000030225	VTP-000030354	VTP-000030416	VTP-000030492
VTP-000030126	VTP-000030226	VTP-000030355	VTP-000030417	VTP-000030493
VTP-000030127	VTP-000030227	VTP-000030356	VTP-000030418	VTP-000030494
VTP-000030128	VTP-000030228	VTP-000030358	VTP-000030419	VTP-000030495
VTP-000030129	VTP-000030229	VTP-000030360	VTP-000030420	VTP-000030496
VTP-000030130	VTP-000030230	VTP-000030361	VTP-000030427	VTP-000030497
VTP-000030132	VTP-000030231	VTP-000030362	VTP-000030428	VTP-000030498
VTP-000030136	VTP-000030232	VTP-000030363	VTP-000030429	VTP-000030499
VTP-000030137	VTP-000030233	VTP-000030364	VTP-000030437	VTP-000030501
VTP-000030138	VTP-000030234	VTP-000030365	VTP-000030438	VTP-000030502
VTP-000030139	VTP-000030235	VTP-000030366	VTP-000030440	VTP-000030503
VTP-000030140	VTP-000030236	VTP-000030367	VTP-000030441	VTP-000030518
VTP-000030141	VTP-000030237	VTP-000030368	VTP-000030443	VTP-000030519
VTP-000030144	VTP-000030238	VTP-000030369	VTP-000030444	VTP-000030520
VTP-000030145	VTP-000030239	VTP-000030370	VTP-000030446	VTP-000030521
VTP-000030146	VTP-000030240	VTP-000030371	VTP-000030447	VTP-000030522
VTP-000030148	VTP-000030241	VTP-000030372	VTP-000030448	VTP-000030523
VTP-000030149	VTP-000030242	VTP-000030373	VTP-000030450	VTP-000030524
VTP-000030150	VTP-000030243	VTP-000030376	VTP-000030451	VTP-000030526
VTP-000030152	VTP-000030253	VTP-000030378	VTP-000030452	VTP-000030527
VTP-000030153	VTP-000030254	VTP-000030379	VTP-000030453	VTP-000030529
VTP-000030154	VTP-000030255	VTP-000030380	VTP-000030454	VTP-000030532
VTP-000030155	VTP-000030256	VTP-000030381	VTP-000030455	VTP-000030535

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000030156	VTP-000030257	VTP-000030382	VTP-000030457	VTP-000030536
VTP-000030157	VTP-000030258	VTP-000030383	VTP-000030458	VTP-000030538
VTP-000030158	VTP-000030259	VTP-000030386	VTP-000030459	VTP-000030539
VTP-000030159	VTP-000030261	VTP-000030387	VTP-000030462	VTP-000030540
VTP-000030160	VTP-000030262	VTP-000030388	VTP-000030463	VTP-000030541
VTP-000030164	VTP-000030263	VTP-000030389	VTP-000030464	VTP-000030543
VTP-000030166	VTP-000030264	VTP-000030390	VTP-000030465	VTP-000030544
VTP-000030167	VTP-000030265	VTP-000030391	VTP-000030466	VTP-000030545

VTP-000030547	VTP-000030632	VTP-000030754	VTP-000030828	VTP-000030935
VTP-000030556	VTP-000030633	VTP-000030755	VTP-000030829	VTP-000030945
VTP-000030558	VTP-000030634	VTP-000030756	VTP-000030833	VTP-000030947
VTP-000030559	VTP-000030648	VTP-000030757	VTP-000030834	VTP-000030948
VTP-000030560	VTP-000030649	VTP-000030758	VTP-000030835	VTP-000030949
VTP-000030561	VTP-000030650	VTP-000030759	VTP-000030836	VTP-000030951
VTP-000030562	VTP-000030651	VTP-000030760	VTP-000030837	VTP-000030952
VTP-000030563	VTP-000030652	VTP-000030761	VTP-000030846	VTP-000030953
VTP-000030565	VTP-000030654	VTP-000030762	VTP-000030856	VTP-000030954
VTP-000030566	VTP-000030656	VTP-000030763	VTP-000030857	VTP-000030955
VTP-000030567	VTP-000030657	VTP-000030765	VTP-000030858	VTP-000030956
VTP-000030568	VTP-000030659	VTP-000030768	VTP-000030859	VTP-000030957
VTP-000030569	VTP-000030660	VTP-000030770	VTP-000030860	VTP-000030958
VTP-000030570	VTP-000030661	VTP-000030771	VTP-000030861	VTP-000030964
VTP-000030571	VTP-000030664	VTP-000030779	VTP-000030862	VTP-000030965
VTP-000030572	VTP-000030665	VTP-000030782	VTP-000030863	VTP-000030966
VTP-000030573	VTP-000030666	VTP-000030783	VTP-000030865	VTP-000030967
VTP-000030574	VTP-000030667	VTP-000030784	VTP-000030870	VTP-000030969
VTP-000030575	VTP-000030671	VTP-000030785	VTP-000030872	VTP-000030970
VTP-000030576	VTP-000030673	VTP-000030786	VTP-000030878	VTP-000030972
VTP-000030580	VTP-000030674	VTP-000030788	VTP-000030889	VTP-000030973
VTP-000030582	VTP-000030676	VTP-000030789	VTP-000030890	VTP-000030974
VTP-000030583	VTP-000030678	VTP-000030790	VTP-000030891	VTP-000030975
VTP-000030584	VTP-000030687	VTP-000030791	VTP-000030896	VTP-000030976
VTP-000030585	VTP-000030688	VTP-000030792	VTP-000030897	VTP-000030977
VTP-000030586	VTP-000030689	VTP-000030793	VTP-000030898	VTP-000030978
VTP-000030587	VTP-000030690	VTP-000030794	VTP-000030899	VTP-000030979
VTP-000030589	VTP-000030696	VTP-000030795	VTP-000030900	VTP-000030980
VTP-000030590	VTP-000030699	VTP-000030796	VTP-000030901	VTP-000030981
VTP-000030605	VTP-000030700	VTP-000030797	VTP-000030902	VTP-000030983
VTP-000030606	VTP-000030701	VTP-000030798	VTP-000030903	VTP-000030984
VTP-000030607	VTP-000030702	VTP-000030799	VTP-000030904	VTP-000030985
VTP-000030608	VTP-000030703	VTP-000030800	VTP-000030905	VTP-000030986
VTP-000030609	VTP-000030704	VTP-000030801	VTP-000030908	VTP-000030987
VTP-000030610	VTP-000030705	VTP-000030802	VTP-000030910	VTP-000030988
VTP-000030612	VTP-000030706	VTP-000030803	VTP-000030911	VTP-000030989
VTP-000030613	VTP-000030707	VTP-000030804	VTP-000030912	VTP-000030990
VTP-000030614	VTP-000030708	VTP-000030805	VTP-000030917	VTP-000030991
VTP-000030615	VTP-000030709	VTP-000030806	VTP-000030918	VTP-000030992
VTP-000030616	VTP-000030715	VTP-000030808	VTP-000030919	VTP-000030993
VTP-000030618	VTP-000030716	VTP-000030809	VTP-000030920	VTP-000030994
VTP-000030620	VTP-000030717	VTP-000030810	VTP-000030921	VTP-000030995

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000030621	VTP-000030730	VTP-000030811	VTP-000030924	VTP-000031001
VTP-000030622	VTP-000030738	VTP-000030812	VTP-000030925	VTP-000031002
VTP-000030623	VTP-000030739	VTP-000030813	VTP-000030926	VTP-000031003
VTP-000030627	VTP-000030740	VTP-000030814	VTP-000030929	VTP-000031010
VTP-000030628	VTP-000030741	VTP-000030815	VTP-000030930	VTP-000031011
VTP-000030629	VTP-000030751	VTP-000030816	VTP-000030931	VTP-000031012
VTP-000030630	VTP-000030752	VTP-000030823	VTP-000030932	VTP-000031013
VTP-000030631	VTP-000030753	VTP-000030827	VTP-000030933	VTP-000031014

VTP-000031015	VTP-000031086	VTP-000031164	VTP-000031240	VTP-000031306
VTP-000031016	VTP-000031087	VTP-000031177	VTP-000031241	VTP-000031307
VTP-000031017	VTP-000031088	VTP-000031178	VTP-000031242	VTP-000031308
VTP-000031018	VTP-000031094	VTP-000031179	VTP-000031243	VTP-000031309
VTP-000031019	VTP-000031095	VTP-000031180	VTP-000031244	VTP-000031310
VTP-000031020	VTP-000031101	VTP-000031181	VTP-000031245	VTP-000031311
VTP-000031021	VTP-000031102	VTP-000031182	VTP-000031246	VTP-000031312
VTP-000031022	VTP-000031103	VTP-000031183	VTP-000031247	VTP-000031313
VTP-000031023	VTP-000031104	VTP-000031185	VTP-000031248	VTP-000031314
VTP-000031024	VTP-000031105	VTP-000031186	VTP-000031251	VTP-000031315
VTP-000031025	VTP-000031106	VTP-000031187	VTP-000031252	VTP-000031316
VTP-000031026	VTP-000031107	VTP-000031195	VTP-000031253	VTP-000031317
VTP-000031027	VTP-000031108	VTP-000031196	VTP-000031255	VTP-000031318
VTP-000031028	VTP-000031110	VTP-000031197	VTP-000031259	VTP-000031319
VTP-000031029	VTP-000031111	VTP-000031198	VTP-000031260	VTP-000031320
VTP-000031033	VTP-000031112	VTP-000031199	VTP-000031261	VTP-000031321
VTP-000031034	VTP-000031113	VTP-000031200	VTP-000031262	VTP-000031322
VTP-000031036	VTP-000031119	VTP-000031201	VTP-000031263	VTP-000031323
VTP-000031045	VTP-000031120	VTP-000031202	VTP-000031264	VTP-000031324
VTP-000031046	VTP-000031121	VTP-000031203	VTP-000031265	VTP-000031337
VTP-000031047	VTP-000031122	VTP-000031204	VTP-000031266
VTP-000031048	VTP-000031124	VTP-000031205	VTP-000031267
VTP-000031049	VTP-000031125	VTP-000031207	VTP-000031268
VTP-000031050	VTP-000031126	VTP-000031208	VTP-000031269
VTP-000031051	VTP-000031132	VTP-000031209	VTP-000031270
VTP-000031052	VTP-000031133	VTP-000031210	VTP-000031271
VTP-000031053	VTP-000031134	VTP-000031211	VTP-000031272
VTP-000031054	VTP-000031135	VTP-000031212	VTP-000031273
VTP-000031055	VTP-000031136	VTP-000031213	VTP-000031274
VTP-000031056	VTP-000031137	VTP-000031214	VTP-000031275
VTP-000031066	VTP-000031138	VTP-000031217	VTP-000031276
VTP-000031067	VTP-000031139	VTP-000031218	VTP-000031278
VTP-000031068	VTP-000031140	VTP-000031219	VTP-000031279
VTP-000031069	VTP-000031141	VTP-000031220	VTP-000031287
VTP-000031070	VTP-000031147	VTP-000031221	VTP-000031288
VTP-000031071	VTP-000031148	VTP-000031225	VTP-000031291
VTP-000031072	VTP-000031149	VTP-000031226	VTP-000031292
VTP-000031073	VTP-000031150	VTP-000031227	VTP-000031293
VTP-000031074	VTP-000031151	VTP-000031228	VTP-000031294
VTP-000031075	VTP-000031152	VTP-000031229	VTP-000031295
VTP-000031076	VTP-000031153	VTP-000031230	VTP-000031296
VTP-000031077	VTP-000031154	VTP-000031231	VTP-000031297

CONFIDENTIAL TREATMENT REQUESTED

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VTP-000031078	VTP-000031155	VTP-000031232	VTP-000031298
VTP-000031079	VTP-000031157	VTP-000031233	VTP-000031299
VTP-000031080	VTP-000031158	VTP-000031234	VTP-000031300
VTP-000031081	VTP-000031159	VTP-000031235	VTP-000031301
VTP-000031082	VTP-000031160	VTP-000031236	VTP-000031302
VTP-000031083	VTP-000031161	VTP-000031237	VTP-000031303
VTP-000031084	VTP-000031162	VTP-000031238	VTP-000031304
VTP-000031085	VTP-000031163	VTP-000031239	VTP-000031305

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EXHIBIT 5

BI COMPOUNDS

11ß HSD1-inhibitors (from the BI screening campaign) with ****

ACA 0006XX, AGDD1282ZW, AGDD1356ZW, AGDD1415SE, AZDF0175ZW, AZSX0087CL2, AZSX0091CL, BI00005153 ,BI00005156, BI00017940, BI00054752, BI00054766, BI00054767, BI00054773, BI00054774, BI00054780, BI00054781, BI00054782, BI00054783, BI00054785, BI00054790, BI00054791, BI00054795, BI00054798, BI00054822, BI00054823, BI00054827, BI00054850, BI00054870, BI00055137, BI00055143, BI00060859, BI00063226, BI00099770, BI00099778, BI00099780, BI00099781, BI00099789, BI00099790, BI00099895, BI00113622, BI00113629, BI00113630, BI00113631, BI00113632, BI00113633, BI00113639, BI00113645, BI00113647, BI00113649, BI00113651, BI00113659, BI00113662, BI00113666, BI00113667, BI00113670, BI00113671, BI00113672, BI00113673, BI00113674, BI00113676, BI00113679, BI00113680, BI00113681, BI00113682, BI00113683, BI00113685, BI00113686, BI00113687, BI00114988, BI00114989, BI00114990, BI00114991, BI00114992, BI00114993, BI00114995, BI00114998, BI00114999, BI00115073, BI00115146, BI00115157, BI00115164, BI00115166, BI00115168, BI00115169, BI00117409, BI00117412, BI00117414, BI00117417, BI00117418, BI00117419, BI00117420, BI00117421, BI00117422, BI00117423, BI00117424, BI00117429, BI00117433, BI00117434, BI00117435, BI00117437, BI00117438, BI00117440, BI00117442, BI00117443, BI00117446, BI00117452, BI00117453, BI00117458, BI00117459, BI00117460, BI00117461, BI00117477, BI00117478, BI00117480, BI00117481, BI00117482, BI00117483, BI00117484, BI00117485, BI00117486, BI00117487, BI00117488, BI00117489, BI00117490, BI00117491, BI00117492, BI00117493, BI00127354, BI00127355, BI00127356, BI00127357, BI00127359, BI00127361, BI00127362, BI00127363, BI00127364, BI00127369, BI00127373, BI00127374, BI00127376, BI00127377, BI00127379, BI00127382, BI00127383, BI00127384, BI00127385, BI00127388, BI00127389, BI00127390, BI00127393, BI00127395, BI00127396, BI00128093, BI00128096, BI00128104, BI00128105, BI00130025, BI00130028, BI00130033, BI00130035, BI00130036, BI00130039, BI00130040, BI00130048, BI00130049, BI00130053, BI00130054, BI00130056, BI00130057, BI00130058, BI00130136, BI00130139, BI00130144, BI00130149, BI00130155, BI00130156, BI00130162, BI00130165, BI00130167, BI00130168, BI00130169, BI00130170, BI00130174, BI00130182, BI00130183, BI00130228, BI00130229, BI00130230, BI00130232, BI00130233, BI00130234, BI00130238, BI00130239, BI00130240, BI00130242, BI00130243, BI00130244, BI00130245, BI00130246, BI00130251, BI00130252, BI00130260, BI00130262, BI00130263, BI00130408, BI00130409, BI00130435, BI00130436, BI00130437, BI00130438, BI00130444, BI00130456, BI00130458, BI00130461, BI00130462, BI00130464, BI00130467, BI00130468, BI00130470, BI00130473, BI00130476, BI00130477, BI00130478, BI00130480, BI00130482, BI00130483, BI00130484, BI00130485, BI00130487, BI00130488, BI00130490, BI00130492, BI00130494, BI00130495, BI00130497, BI00131026, BI00131032, BI00131033, BI00131034, BI00131035, BI00131037, BI00131041, BI00131042, BI00131043, BI00131044, BI00131045, BI00131046, BI00131091, BI00131207, BI00131211, BI00131213, BI00131218, BI00131219, BI00131222, BI00131223, BI00131224, BI00131228, BI00131229, BI00131230, BI00131231, BI00131235, BI00131237, BI00131238, BI00131240, BI00611643, BI00611777, BI00803199, BIBP5024BS,

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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BXDF0583ZW, BXDF0614ZW, BXDF0853ZW, C O 0991SE, CC00071345, CC00108619, CC00122632, CC03605281, CC03605289, CC03605420, CC03605446, CC03616443, CC03616445, CC03616469, CC03616471, CC03616472, CC03616480, CC03616653, CC03616655, CC03616657, CC03616662, CC03616668, CC03616669, CC03616673, CC03616674, CC03616830, CC03616831, CC03616856, CC03616857, CC03616864, CC03616934, CC03616948, CCBX00116523, CCBX00116532, CCBX00118372, CCBX00118610, CCBX00118698, CCBX00126757, CCBX00127714, CCBX00127726, CCBX00133655, DI01131583, DI01131600, DI01131624, DI01131784, DI01131793, DI01143945, DI01143960, DI01144006, DIRA00027146, DIRA00027457, E C 0316, E E 0176SE, HXBI0033CL2, HXIN0173BS, KZ 0593, L R 0026XX, PI 1025, SCH0411, SCH0690, SCH0841CL2, WE 0071, BI00127399

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EXHIBIT 6

SHARE PURCHASE AGREEMENT

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VITAE PHARMACEUTICALS, INC.

SERIES D PREFERRED

STOCK PURCHASE AGREEMENT

OCTOBER 2, 2007

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	3.9	Legend	12

4.	Conditions of Investors’ Obligations at Closing		12

	4.1	Representations and Warranties	12
	4.2	Performance	12
	4.3	Compliance Certificate	12
	4.4	Qualifications	12
	4.5	Proceedings and Documents	12
	4.6	Proprietary Information and Inventions Agreements	13
	4.7	Board of Directors	13
	4.8	Opinion of Company Counsel	13
	4.9	Rights Agreement	13
	4.10	Collaboration Agreement	13

5.	Conditions of the Company’s Obligations at Closing		13

	5.1	Representations and Warranties	13
	5.2	Payment of Purchase Price	13
	5.3	Qualifications	13
	5.4	Rights Agreement	13
	5.5	Collaboration Agreement	13

6.	Miscellaneous		13

	6.1	Survival of Warranties	13
	6.2	Successors and Assigns	14
	6.3	Governing Law	14
	6.4	Counterparts	14
	6.5	Titles and Subtitles	14
	6.6	Notices	14
	6.7	Finder’s Fee	14
	6.8	Expenses	14
	6.9	Amendments and Waivers	15
	6.10	Severability	15
	6.11	Aggregation of Stock	15
	6.12	Entire Agreement	15
	6.13	Waiver of Conflicts	15

SCHEDULE 1.1(c)	Schedule of Investors
SCHEDULE 2	Schedule of Exceptions

EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Amended and Restated Investors’ Rights Agreement
EXHIBIT C	Opinion of Counsel
EXHIBIT D	Research Collaboration and License Agreement

CONFIDENTIAL TREATMENT REQUESTED

VITAE PHARMACEUTICALS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 2 day of October, 2007, by and among Vitae Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule 1.1(c) hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Purchase and Sale of Stock.

1.1          Sale and Issuance of Series D Preferred Stock.

1.1.1       The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

1.1.2       On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of up to twelve million five hundred thousand (12,500,000) shares of the Series D Preferred Stock of the Company, $0.0001 par value per share (the “Series D Preferred Stock”), and (ii) the issuance of the shares of the Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), to be issued upon conversion of the Series D Preferred Stock (the “Conversion Shares”).  The Series D Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

1.1.3       Subject to the terms and conditions of this Agreement, each Investor shall purchase, at the Closing, that number of shares of Series D Preferred Stock set forth opposite such Investor’s name under the heading “Number of Shares Purchased at Closing” on Schedule 1.11.1.3 hereto for the purchase price of $1.20 per share for total consideration of $15,000,000.00.

1.2          Closing.  The purchase and sale of the Series D Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, Massachusetts (“Gunderson Dettmer”) at 10:00 A.M. (ET), on the second business day following the satisfaction or waiver of each of the conditions set forth in Sections 4 and 5 hereof or, subject to Sections 4 and 5 hereof, at such other time and place as the Company and Investors acquiring in the aggregate more than two-thirds of the shares of Series D Preferred Stock sold pursuant hereto mutually agree upon in writing (which time and place are designated as the “Closing”).  At the Closing, the Company shall deliver to each Investor a certificate representing the Series D Preferred Stock that such Investor is purchasing at the Closing against payment of the purchase price therefor by check, wire transfer, or any combination thereof.

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2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule 2 (the “Schedule of Exceptions”) and furnished to each Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2          Capitalization and Voting Rights.  The authorized capital of the Company will consist, immediately prior to the Closing, of:

2.2.1       Preferred Stock.  198,262,787 shares of Preferred Stock, par value $0.0001 (the “Preferred Stock”), of which (i) 675,000 shares have been designated Series A-1 Preferred Stock, 675,000 shares of which are issued and outstanding; (ii) 16,575,000 shares have been designated Series A-2 Preferred Stock (the “Series A-2 Preferred Stock”), 16,500,000 shares of which are issued and outstanding; (iii) 151,812,780 shares have been designated Series B Preferred Stock, 150,989,250 shares of which are issued and outstanding; (iv) 16,700,007 shares have been designated Series C Preferred Stock, 16,666,673 of which are issued and outstanding; and (v) 12,500,000 shares have been designated Series D Preferred Stock, none of which are issued and outstanding and all of which may be issued and sold pursuant to this Agreement.  As of the Closing, each share of the Series A-2 Preferred Stock is convertible into 1.5063812 shares of Common Stock.  With the exception of shares of the Series A-2 Preferred Stock, as of the Closing each share of the Preferred Stock is convertible into one share of Common Stock.  The rights, privileges and preferences of the Preferred Stock will be as stated in the Company’s Restated Certificate.

2.2.2       Common Stock.  300,000,000 shares of Common Stock, par value $0.0001, 11,106,793 shares of which are issued and outstanding.

2.2.3       Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 2.4 of the Amended and Restated Investors’ Rights Agreement of even date herewith by and among the Company and the Investors (as such term is defined in that agreement), the form of which is attached hereto as Exhibit B (the “Rights Agreement”), (C) the rights of first refusal and rights of repurchase in favor of the Company or its designee set forth in Common Stock purchase agreements between the Company and certain of its security-holders, (D) currently outstanding warrants to purchase 29,581 shares of Common Stock, (E) currently outstanding warrants to purchase 75,000 shares of Series A-2 Preferred Stock, (F) currently outstanding warrants to purchase 823,528 shares of Series B Preferred Stock, (G) currently outstanding warrants to purchase 33,334 shares of Series C Preferred Stock and (H) currently outstanding options to purchase 29,895,522 shares of Common Stock granted to employees and other service providers pursuant to the Company’s 2001 Stock Plan (the “2001 Plan”) and options to purchase 101,220 shares of Common Stock granted to employees and other service providers pursuant to the Company’s 2004 Stock Plan (the “2004 Plan”), there are not

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outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company, or to the Company’s knowledge, from any of its stockholders, of any shares of capital stock of the Company.  In addition to the aforementioned options, the Company has reserved an additional 8,652,076 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the 2001 Plan and no additional shares of its Common Stock for purchase upon exercise of options to be granted in the future under the 2004 Plan.  Except for the provisions of the Restated Certificate and Section 2.4 of the Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of proxies or written consents with respect to any security or by a director of the Company.

2.2.4       All of the issued and outstanding shares of capital stock and other securities of the Company have been offered and issued by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.  The outstanding shares of capital stock of the Company are all duly and validly authorized and issued, fully paid and nonassessable shares.

2.3          Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4          Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and under the Rights Agreement, and the authorization, issuance (or reservation for issuance) and delivery of the Series D Preferred Stock being issued hereunder and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

2.5          Valid Issuance of Preferred and Common Stock.  The Series D Preferred Stock that is being purchased by the Investors hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws.  The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws.

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2.6          Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except the filing of the Restated Certificate with the Secretary of State of the State of Delaware and any filings as may be required under state and federal securities laws.

2.7          Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, issuance and sale of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8          Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Rights Agreement, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a material adverse effect on the assets, condition, prospects or affairs of the Company, financially or otherwise (a “Material Adverse Effect”), or result in any change in the current equity ownership of the Company.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9          Proprietary Information and Inventions Agreements.  Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement or Consulting Agreement, as applicable, in forms made available to the Investors.  The Company is not aware that any of its employees, officers or consultants is in violation thereof.

2.10        Intellectual Property.  To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or exclusive licenses to all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, the “Intellectual Property”) necessary for its business as now conducted without any conflict with or infringement of the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity, except, in either case, for end-user internal-use software license and support/maintenance agreements.  The Company has not received any communications alleging that the Company has violated any of the Intellectual Property of any other person or entity.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither

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the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

2.11        Compliance with Other Instruments.  The Company is not in violation or default of any provision of its Restated Certificate or Bylaws.  The Company is not in violation of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company, except where such violation would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its respective assets or properties.

2.12        Agreements; Action.

2.12.1     Except for agreements explicitly contemplated hereby and by the Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

2.12.2     There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company individually in excess of, five hundred thousand dollars ($500,000), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company’s software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

2.12.3     The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of five hundred thousand dollars ($500,000), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

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2.12.4     For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.12.5     The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or its properties.

2.12.6     The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

2.13        Related-Party Transactions.  No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company.  No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.14        Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.15        Disclosure.  The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to acquire the Series D Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision.  To the Company’s knowledge, neither this Agreement, the Rights Agreement, nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

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2.16        Corporate Documents.  Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investors.

2.17        Title to Property and Assets.  For purposes of this Section 2.17, the term “property” and “assets” shall not include Intellectual Property, the sole representations and warranties of which are set forth in Section 2.10.  The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.18        Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, in amounts comparable to similarly situated companies.

2.19        Minute Books.  The minute books of the Company contain a complete summary of all meetings of directors and stockholders and written consents in lieu thereof since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.20        Environmental Law.  The Company is not in violation of and has no liability or potential liability under any applicable statute, law or regulation relating to the environment, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.21        Tax Returns, Payments and Elections.  The Company has filed all tax returns and reports (including information returns and reports) as required by law.  These reports and returns are true and correct in all material respects.  The Company has paid all taxes and assessments due, except those contested in good faith, if any.  The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has never had any material tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

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2.22        Financial Statements.  The Company has made available to each Investor (i) its audited financial statements as of, and for the fiscal year ending, December 31, 2006, and (ii) its unaudited financial statements as of, and for the eight-month period ending, August 31, 2007 (the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 2007 (the “Financial Statement Date”) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.23        Changes.  Since the Financial Statement Date there has not been:

2.23.1     any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

2.23.2     any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

2.23.3     any waiver by the Company of a valuable right or of a material debt owed to it;

2.23.4     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

2.23.5     any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

2.23.6     any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

2.23.7     any sale, assignment or transfer of any patents, patent rights, trademarks, trademark applications, service marks, copyrights, copyrights registrations, trade secrets or other intangible assets;

2.23.8     any resignation or termination of employment of any officer or key employee of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

2.23.9     receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

2.23.10  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

2.23.11  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, or any other person or entity, other than travel advances and other advances made in the ordinary course of its business;

2.23.12  any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

2.23.13  to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted); or

2.23.14  any agreement or commitment by the Company to do any of the things described in this Section 2.23.

2.24        Manufacturing and Marketing Rights.  The Company has not granted any rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

2.25        Registration Rights.  Except as provided in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.26        Employee Benefit Plans.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

2.27        Labor Agreements and Actions; Employee Compensation.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity

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involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each officer and employee of the Company is terminable at the will of the Company.  To the Company’s knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

2.28        Real Property Holding Company.  The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

3.             Representations and Warranties of the Investors.  Each Investor hereby represents and warrants severally that:

3.1          Authorization.  Such Investor has full power and authority to enter into this Agreement and the Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

3.2          Acquire Entirely for Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be received by such Investor and the Conversion Shares issuable with respect thereto (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3          Disclosure of Information.  Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

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3.4          Investment Experience.  Such Investor has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock.  If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock.

3.5          Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6          Restricted Securities.  Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7          Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Rights Agreement, provided and to the extent this Section and such agreement are then applicable, and as follows:

3.7.1       There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

3.7.2       Such Investor shall have notified the Company of the proposed disposition and shall have furnished to the Company a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

3.7.3       Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by any Investor to an affiliate of such Investor or an Investor that is a partnership or limited liability company to a partner or member of such partnership or limited liability company or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

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3.8          Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the acquisition of the Securities.

3.9          Legend.  It is understood that the certificates evidencing the Securities may bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

4.             Conditions of Investors’ Obligations at Closing.  The obligations of each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1          Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2          Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3          Compliance Certificate.  The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company from that described in the Agreement.

4.4          Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be made prior to the Closing in connection with the lawful issuance of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.  This may include, without limitation, good standing certificates and certification by the Company’s Secretary regarding the Company’s Certificate of Incorporation and Bylaws and Board of Directors and stockholder resolutions relating to this transaction.

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4.6          Proprietary Information and Inventions Agreements.  Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement or Consulting Agreement, as applicable, in the forms made available to the Investors.

4.7          Board of Directors.  The Board of Directors of the Company shall be comprised of Dr. Peter Barrett, Robert  Gunderson, Jr., Jeffrey Hatfield, Donald J. Hayden, Jr., Chuck Newhall, Dr. Bryan Roberts and Dr. James Tananbaum.

4.8          Opinion of Company Counsel.  Each Investor shall have received from Gunderson Dettmer, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

4.9          Rights Agreement.  The Company, each Investor and each Common Holder (as both of those terms are defined in the Rights Agreement) shall have entered into the Rights Agreement.

4.10        Collaboration Agreement.  The Company and Boehringer Ingelheim International GmbH (“BI”) shall have entered into the Research Collaboration and License Agreement in substantially the form attached hereto as Exhibit D (the “Collaboration Agreement”).

5.             Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions by each Investor:

5.1          Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2          Payment of Purchase Price.  The Investors collectively shall have tendered the purchase price specified in Section 1.1.

5.3          Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be made prior to the Closing in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4          Rights Agreement.  The Company and each Investor shall have entered into the Rights Agreement.

5.5          Collaboration Agreement.  The Company and BI shall have entered into the Collaboration Agreement.

6.             Miscellaneous.

6.1          Survival of Warranties.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive for

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eighteen months following the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

6.4          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6          Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon deposit with the United States Post Office by registered or certified mail, postage prepaid or upon deposit with a reputable overnight courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties or, if sent via facsimile, upon receipt of confirmed facsimile transmission.

6.7          Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8          Expenses.  Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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6.9          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 70% of the Conversion Shares issuable or issued upon conversion of the Series D Preferred Stock purchased hereunder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.10        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11        Aggregation of Stock.  All shares of Series D Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties (except the Rights Agreement and the Collaboration Agreement) and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.13        Waiver of Conflicts.  Each party to this Agreement acknowledges that Gunderson Dettmer, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors, including persons related to and affiliated with Prospect Venture Partners, New Enterprise Associates and Venrock Associates, in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters.  Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer’s representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VITAE PHARMACEUTICALS, INC.

By:
		Name:	Jeffrey Hatfield
		Title:	Chief Executive Officer

Address:	502 West Office Center Drive
Fort Washington, PA 19034

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR

BOEHRINGER INGELHEIM
INTERNATIONAL GMBH
ppa.

By:		By:

Name:	Dr. Klaus Wilgenbus	Name:	Dr. Christian Hauke

Title:	Head Corporate Division Licensing	Title:	Head Corporate Department Law

Address:	Binger Straße 173
55216 Ingelheim am Rhein
Germany

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Schedule 1.1(c)

Schedule of Investors

Investor	Number of Shares Purchased at Closing	Total Purchase Price of Shares

Boehringer Ingelheim International GmbH	12,500,000	15,000,000 USD

TOTAL:	12,500,000	15,000,000 USD

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Schedule 2

Schedule Of Exceptions

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Exhibit A

Restated Certificate of Incorporation

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Exhibit B

Amended and Restated Investors’ Rights Agreement

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Exhibit C

Opinion of Counsel

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Exhibit D

Research Collaboration and License Agreement

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EXHIBIT 7

REQUIREMENTS FOR INVOICES

•                  Name and address of Vitae

•                  Name and address of Boehringer Ingelheim International GmbH

•                  Vitae’s taxpayer identification number

•                  Description of services provided or milestone event

•                  Date of invoice

•                  Boehringer Ingelheim Contract No. 43015879

•                  Amount due and currency

•                  Amount of VAT (if applicable)

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EXHIBIT 8

POTENTIAL THIRD PARTY RIGHTS TO BI COMPOUNDS

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****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.